EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                                NBT BANCORP INC.

                                       AND

                                BSB BANCORP, INC.

                           DATED AS OF APRIL 19, 2000


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                                TABLE OF CONTENTS

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ARTICLE I  THE MERGER.............................................................................................2

      SECTION 1.01.  The Merger...................................................................................2
      SECTION 1.02.  Effective Time...............................................................................2
      SECTION 1.03.  Effect of the Merger.........................................................................3
      SECTION 1.04.  Certificate of Incorporation and Bylaws......................................................3
      SECTION 1.05.  Senior Executive Officers....................................................................3
      SECTION 1.06.  Representation on the Board of the Surviving Corporation.....................................4
      SECTION 1.07   Composition of the Board of the Resulting Bank...............................................5
      SECTION 1.08.  Conversion of Common Stock...................................................................5
      SECTION 1.09.  Exchange of Certificates.....................................................................6
      SECTION 1.10.  Treatment of Stock Options...................................................................8
      SECTION 1.11.  Stock Transfer Books.........................................................................9
      SECTION 1.12.  Anti-Dilution Adjustment....................................................................10
      SECTION 1.13.  Tax Consequences............................................................................10

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF BSB................................................................10

      SECTION 2.01.  Organization and Qualification of BSB; Subsidiaries.........................................11
      SECTION 2.02.  Certificate of Incorporation and Bylaws.....................................................12
      SECTION 2.03.  Capitalization..............................................................................12
      SECTION 2.04.  Authority; State Takeover Laws; Certificate of Incorporation................................13
      SECTION 2.05.  No Conflict; Required Filings and Consents..................................................13
      SECTION 2.06.  Compliance..................................................................................15
      SECTION 2.07.  Securities and Banking Reports; Financial Statements........................................15
      SECTION 2.08.  Absence of Certain Changes or Events........................................................16
      SECTION 2.09.  Absence of Litigation and Agreements........................................................16
      SECTION 2.10.  Employee Benefit Plans......................................................................17
      SECTION 2.11.  Material Contracts..........................................................................20
      SECTION 2.12.  Environmental Matters.......................................................................20
      SECTION 2.13.  Taxes.......................................................................................21
      SECTION 2.14.  Affiliates..................................................................................23
      SECTION 2.15.  Derivative Instruments......................................................................23
      SECTION 2.16.  Regulatory Approvals........................................................................23
      SECTION 2.17.  Brokers.....................................................................................23
      SECTION 2.18.  Pooling of Interests and Tax Matters........................................................24
      SECTION 2.19.  Vote Required...............................................................................24
      SECTION 2.20.  Fairness Opinion............................................................................24
      SECTION 2.21.  Rights Agreement............................................................................24

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ARTICLE III  REPRESENTATIONS AND WARRANTIES OF NBT...............................................................24

      SECTION 3.01.  Organization and Qualification of NBT; Subsidiaries.........................................24
      SECTION 3.02.  Certificate of Incorporation and Bylaws.....................................................26
      SECTION 3.03.  Capitalization..............................................................................26
      SECTION 3.04.  Authority...................................................................................27
      SECTION 3.05.  No Conflict; Required Filings and Consents..................................................27
      SECTION 3.06.  Compliance..................................................................................29
      SECTION 3.07.  Securities and Banking Reports; Financial Statements........................................29
      SECTION 3.08.  Absence of Certain Changes or Events........................................................30
      SECTION 3.09.  Absence of Litigation and Agreements........................................................30
      SECTION 3.10.  Employee Benefit Plans......................................................................31
      SECTION 3.11.  Material Contracts..........................................................................33
      SECTION 3.12.  Environmental Matters.......................................................................34
      SECTION 3.13.  Taxes.......................................................................................35
      SECTION 3.14.  Affiliates..................................................................................35
      SECTION 3.15.  Derivative Instruments......................................................................36
      SECTION 3.16.  Regulatory Approvals........................................................................36
      SECTION 3.17.  Brokers.....................................................................................36
      SECTION 3.18.  Pooling of Interest and Tax Matters.........................................................36
      SECTION 3.19.  Votes Required..............................................................................37
      SECTION 3.20.  Fairness Opinion............................................................................37
      SECTION 3.21   Rights Agreement............................................................................37

ARTICLE IV  COVENANTS OF BSB AND NBT.............................................................................37

      SECTION 4.01.  Affirmative Covenants.......................................................................37
      SECTION 4.02.  Negative Covenants..........................................................................38

ARTICLE V  ADDITIONAL AGREEMENTS.................................................................................40

      SECTION 5.01.  Registration Statement; Joint Proxy Statement...............................................40
      SECTION 5.02.  Meetings of Shareholders....................................................................42
      SECTION 5.03.  Access to Information; Confidentiality......................................................43
      SECTION 5.04.  Appropriate Action; Consents; Filings.......................................................43
      SECTION 5.05.  No Solicitation of Transactions.............................................................44
      SECTION 5.06.  Indemnification.............................................................................46
      SECTION 5.07.  Employee Benefits...........................................................................47
      SECTION 5.08.  Executive Agreements and Employee Severance.................................................49
      SECTION 5.09.  Notification of Certain Matters.............................................................49
      SECTION 5.10.  Public Announcements........................................................................49
      SECTION 5.11.  Expenses....................................................................................49
      SECTION 5.12.  Delivery of Stockolder List.................................................................50
      SECTION 5.13.  Letters of Accountants......................................................................50
      SECTION 5.14.  BSB Reports.................................................................................51

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      SECTION 5.15.  NBT Reports.................................................................................51
      SECTION 5.16.  Pooling.....................................................................................52
      SECTION 5.17.  Disclosure Schedules........................................................................52
      SECTION 5.18.  Regulatory Matters..........................................................................52

ARTICLE VI  CONDITIONS OF MERGER.................................................................................53

      SECTION 6.01.  Conditions to Obligation of Each Party to Effect the Merger.................................53
      SECTION 6.02.  Additional Conditions to Obligations of NBT.................................................54
      SECTION 6.03.  Additional Conditions to Obligations of BSB.................................................55

ARTICLE VII  TERMINATION, AMENDMENT AND WAIVER...................................................................56

      SECTION 7.01.  Termination.................................................................................56
      SECTION 7.02.  Effect of Termination.......................................................................57
      SECTION 7.03.  Amendment...................................................................................57
      SECTION 7.04.  Waiver......................................................................................58

ARTICLE VIII  GENERAL PROVISIONS.................................................................................58

      SECTION 8.01.  Closing.....................................................................................58
      SECTION 8.02.  Non-Survival of Representations, Warranties and
                     Agreements..................................................................................58
      SECTION 8.03.  Notices.....................................................................................58
      SECTION 8.04.  Additional Definitions......................................................................59
      SECTION 8.05.  Headings....................................................................................60
      SECTION 8.06.  Severability................................................................................60
      SECTION 8.07.  Entire Agreement............................................................................60
      SECTION 8.08.  Assignment..................................................................................61
      SECTION 8.09.  Parties in Interest.........................................................................61
      SECTION 8.10.  Governing Law...............................................................................61
      SECTION 8.11.  Counterparts................................................................................61

EXHIBITS

A                 BANK PLAN OF MERGER
B                 BSB STOCK OPTION AGREEMENT
C                 NBT STOCK OPTION AGREEMENT
D                 CERTIFICATE OF MERGER
E                 SENIOR EXECUTIVE OFFICERS
F                 BSB STOCKHOLDER AGREEMENT
G                 NBT STOCKHOLDER AGREEMENT

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                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of April 19, 2000 (this "Agreement"), by and between NBT BANCORP INC, a Delaware corporation ("NBT"), and BSB BANCORP, INC, a Delaware corporation ("BSB") (at times, referred to herein as the "Party" or the "Parties").

                              W I T N E S S E T H:

                  WHEREAS, NBT is a registered bank holding company with the Board of Governors of the Federal Reserve System ("FRB") under the Bank Holding Company Act of 1956, as amended (the "BHCA"); and

                  WHEREAS, BSB is a registered bank holding company with the FRB under the BHCA; and

                  WHEREAS, the Boards of Directors of NBT and BSB have determined it is advisable and in the best interests of their respective companies and stockholders to consummate the business combination transaction provided for herein in which BSB will, subject to the terms and conditions set forth herein, merge with and into NBT, with NBT being the Surviving Corporation (as hereinafter defined) (the "Merger"); and

                  WHEREAS, prior to consummation of the Merger, NBT and BSB will cause BSB Bank & Trust Company, a New York-chartered commercial bank and trust company headquartered in Binghamton, New York and wholly owned subsidiary of BSB ("BSB Bank"), and NBT Bank, National Association, a national banking association headquartered in Norwich, New York and wholly owned subsidiary of NBT ("NBT Bank"), to enter into a bank plan of merger, in the form attached hereto as Exhibit A (the "Bank Merger Agreement"), providing for the merger of BSB Bank with and into NBT Bank (the "Bank Merger"), with NBT Bank being the resulting bank of the Bank Merger (the "Resulting Bank"), and it is intended that the Bank Merger be consummated immediately after consummation of the Merger; and

                  WHEREAS, in order to effect the aforementioned combination, the respective Boards of Directors of NBT and BSB have (i) determined in accordance with the General Corporation Law of the State of Delaware ("Delaware Law") that the Merger, pursuant and subject to the terms and conditions of this Agreement, is advisable and in the best interests of their respective corporations and their stockholders, and (ii) adopted a resolution approving this Agreement and the other transactions contemplated hereby; and

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                  WHEREAS,  the  Board  of  Directors  of NBT  has  resolved  to recommend approval of this Agreement and the Merger by the stockholders of NBT; and

                  WHEREAS, the Board of Directors of BSB has resolved to recommend approval of this Agreement and the Merger by the stockholders of BSB; and

                  WHEREAS,  NBT and BSB intend to effect a merger that qualifies for pooling of interests accounting treatment and that qualifies as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") with this Agreement representing the plan of reorganization for purposes of the Code; and

                  WHEREAS, as a condition and inducement to NBT to enter into this Agreement, BSB will enter into a stock option agreement in the form attached hereto as Exhibit B (the "BSB Stock Option Agreement"); and

                  WHEREAS, as a condition and inducement to BSB to enter into this Agreement, NBT will enter into a stock option agreement in the form attached hereto as Exhibit C (the "NBT Stock Option Agreement"); and

                  WHEREAS the Parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.01.  The Merger.

                  Subject to the terms and conditions of this Agreement, in accordance with Delaware Law, at the Effective Time (as defined in Section 1.02) BSB shall merge with and into NBT. As a result of the Merger, the separate corporate existence of BSB shall cease and NBT will continue as the surviving corporation of the Merger (the "Surviving Corporation").

                  SECTION 1.02.  Effective Time.

                  The Merger shall become effective on the date and at the time specified in the Certificate of Merger (the "Certificate of Merger") in substantially the form attached as Exhibit D hereto, as filed with the Secretary of State of the State of Delaware (the date and time so specified in the Certificate of Merger is hereinafter referred to as the "Effective Time").

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                  SECTION 1.03.  Effect of the Merger.

                        (a) Legal Effect. At and after the Effective Time, the Merger shall have the effects set forth in Sections 259 and 261 of Delaware Law.

                        (b) Name Changes. The names of the Surviving Corporation and the Resulting Bank shall be changed at the Effective Time to new names to be determined by mutual agreement of the Parties within 45 days after the execution of this Agreement; provided that neither the Surviving Corporation's new name nor the Resulting Bank's new name shall include "NBT" or "BSB."

                        (c) Post-Merger Operations. Upon the Merger, the Parties intend that the headquarters and principal offices of the Surviving Corporation will be in Binghamton, New York. It is further anticipated that the Surviving Corporation and its subsidiaries will, for the foreseeable future, maintain significant operations in Chenango and Oneida Counties, New York and in Lackawanna County, Pennsylvania.

                  SECTION 1.04.  Certificate of Incorporation and Bylaws.

                        (a) At the Effective Time, the Certificate of Incorporation, as amended, of NBT in effect immediately prior to the Effective Time shall be amended in the Merger by (i) amending Article FIRST thereof to reflect the new name of the Surviving Corporation and by (ii) amending Article FOURTH thereof to read as follows:

                 "FOURTH:  The total  number of shares of all  classes  of stock which the Corporation shall have the authority to issue is One Hundred Five Million (105,000,000) shares, consisting of One Hundred Million (100,000,000) shares of Common Stock having a par value of $.01 per share and Five Million (5,000,000) shares of Preferred Stock having a par value of $.01 per share."

As so amended, the Certificate of Incorporation of NBT shall be the Certificate of Incorporation of the Surviving Corporation. At the Effective Time, the Bylaws of NBT in effect immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation, except that the Bylaws shall be revised to reflect the new name of the Surviving Corporation.

                        (b)  At  the  Effective   Time,   the   Certificate   of
Organization, Articles of Association and Bylaws of NBT Bank in effect immediately prior to the Effective Time shall become the Certificate of Organization, Articles of Association and Bylaws of the Resulting Bank, except that such organizational documents shall be amended to reflect the new name of the Resulting Bank.

                  SECTION 1.05.  Senior Executive Officers..

                  At the Effective Time, the persons listed in Exhibit E attached hereto shall serve as the senior executive officers of the Surviving Corporation and the senior executive officers of the Resulting Bank in the capacities noted opposite their respective names.

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                  SECTION 1.06.  Representation  on  the  Board of the Surviving
                                 Corporation

                        (a) (i) If the proposed acquisition of Pioneer American Holding Company Corp. ("Pioneer") by NBT is consummated prior to the Effective Time, at the Effective Time, the board of directors of the Surviving Corporation shall consist of 15 directors, seven of whom shall be designated by BSB's board of directors and six of whom shall be designated by NBT's board of directors from among the existing membership of their respective boards of directors immediately prior to the Effective Time. In designating these directors, each of BSB and NBT shall allocate those directors to Class 1, Class 2 and Class 3 as equally as possible. In addition, NBT shall designate one director, from among the former members of the board of directors of Lake Ariel Bancorp, Inc. (the "Former Lake Members") who are serving on the board of NBT at the Effective Time. If there are no such Former Lake Members, NBT shall designate another Former Lake Member. NBT shall also designate one director from among the former members of the board of directors of Pioneer (the "Former Pioneer Members") who are serving on the Board of NBT at the Effective Time. If there are no such Former Pioneer Members at the Effective Time, NBT shall designate another Former Pioneer Member. The Former Lake Member and the Former Pioneer Member so designated shall become directors of the Surviving Corporation and shall be allocated to the classes on the board of directors as equally as possible. (ii) If the proposed acquisition of Pioneer is not consummated prior to the Effective Time, the board of directors of the Surviving Corporation shall consist of 13 directors, six of whom shall be designated by BSB's board of directors, six of whom shall be designated by NBT's board of directors and one Former Lake Member designated by NBT who is serving on the Board of NBT at the Effective Time. If there are no such Former Lake Members, NBT shall designate another Former Lake Member. The directors designated by each of BSB and NBT shall be allocated to classes as equally as possible. (iii) The selections to be made pursuant to this
Section 1.06(a) shall be made no later than 20 Business Days following the date of this Agreement and shall be noted on Schedule 1.06(a) to be attached to and deemed a part of this Agreement. It is agreed that if any individual so designated shall be unable or unwilling to serve as a director of the Surviving Corporation at the Effective Time, the party that designated such individual shall designate another individual, who was eligible under this Section 1.06(a) to have been so designated on or before 20 Business Days following the date of this Agreement, to serve in such individual's place. If no other individual is so eligible, then the size of the board of directors of the Surviving Corporation shall be reduced by one. BSB and NBT agree to establish within 20 Business Days following the date of this Agreement transition committees to be comprised of the individuals designated to serve on the Board of Directors of the Surviving Corporation ("Transition Committees") and such Transition Committees shall meet periodically at times to be decided by mutual agreement of BSB and NBT until the Effective Date.

                        (b) It is agreed that the composition of the board of directors of the Surviving Corporation outlined in paragraph (a) of this Section
1.06 implements an interim program that will change over time as the board of directors of the Surviving Corporation is expanded to include persons who are not currently directors of NBT, BSB, or Pioneer and whose membership on the board of directors of the Surviving Corporation will afford representation to communities within the present and prospective service area of the Surviving Corporation which are not currently represented on the board of directors of the Surviving Corporation.

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                        (c) The initial  chairmanships  of the committees of the
Board  of  Directors  of the  Surviving  Corporation  shall  be as set  forth in
Schedule 1.06(c), to be attached and deemed a part of this Agreement.

                  SECTION 1.07   Composition of the Board of the Resulting Bank

                  At the Effective Time, the board of directors of the Resulting Bank shall consist of the chairman of the board of directors of the Surviving Corporation, who shall serve as the chairman of the board of the Resulting Bank, and eight, ten or twelve other persons, half of whom will be designated by NBT and half of whom will be designated by BSB. The number of such other persons shall be agreed upon by NBT and BSB, and in the absence of timely agreement such number shall be set at ten. The number of directors and the selection of directors to be designated by NBT and BSB under this paragraph shall be determined and made no later than 20 Business Days following the date of this Agreement and shall be noted on Schedule 1.07 to be attached to and deemed a part of this Agreement, provided, that the president of the Resulting Bank shall be one of the directors so designated by NBT.

                  SECTION 1.08.  Conversion of Common Stock.

                  At the Effective Time, by virtue of the Merger and without any action on the part of NBT, BSB, or the holders of any of the following securities:

                        (a) Each share of BSB common stock, par value $.01 per share ("BSB Common Stock") (all such shares of BSB Common Stock being hereinafter collectively referred to as the "Shares") issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section 1.8(b)) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted, in accordance with
Section 1.09, into the right to receive two shares, as may be adjusted as provided elsewhere herein, of NBT common stock, par value $.01 per share ("NBT Common Stock") (the "Exchange Ratio"). As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such Shares shall thereafter represent the right to receive a certificate representing shares of NBT Common Stock into which such Shares are convertible. For the purposes of this Agreement, references to BSB Common Stock shall be deemed to include, where appropriate, references to the right to receive shares of BSB Series A Junior Participating Preferred Stock pursuant to the Rights Agreement, dated as of May 24, 1999, as amended between BSB and American Stock Transfer & Trust Company ("AST") (the "BSB Rights Agreement"). Certificates previously representing Shares shall be exchanged for certificates representing whole shares of NBT Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 1.09, without interest. No fractional shares of NBT Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section
1.09 hereof.

                        (b) Each Share held in the treasury of BSB and each Share owned by NBT or any direct or indirect wholly owned subsidiary of NBT immediately prior to the Effective Time (other than Shares held, directly or indirectly, by NBT, any NBT Subsidiary, BSB or any BSB Subsidiary in trust accounts, managed accounts and the like

                                       5

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or otherwise  held in a fiduciary or custodial  capacity  that are  beneficially owned by third parties and Shares held by NBT, any NBT Subsidiary, BSB or any BSB Subsidiary in respect of debt previously contracted) shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                  SECTION 1.09.  Exchange of Certificates.

                         (a) Exchange Agent. As of the Effective Time, NBT shall
deposit, or shall cause to be deposited, with American Stock Transfer & Trust Company (the "Exchange Agent"), solely for the benefit of the holders of Shares, for exchange in accordance with this Article I through the Exchange Agent, certificates representing the shares of NBT Common Stock (such certificates for shares of NBT Common Stock, and cash in lieu of fractional shares (if any), together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund", issuable pursuant to Section
1.08 in exchange for outstanding Shares.

                         (b) Exchange Procedures. Within two Business Days after
the Effective Time, NBT shall cause the Exchange Agent to mail or personally deliver to each holder of record (or his or her attorney-in-fact) of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose Shares were converted into the right to receive shares of NBT Common Stock pursuant to Section 1.08 and cash in lieu of fractional shares of NBT Common Stock (if any), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as NBT and BSB may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing whole shares of NBT Common Stock together with any dividends or distributions with respect thereto and any cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documentation as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of NBT Common Stock, which such holder has the right to receive in respect of the Shares formerly represented by such Certificate surrendered pursuant to the provisions of this Article I (after taking into account all Shares then held by such holder) and cash in lieu of fractional shares of NBT Common Stock (if any) to which such holder is entitled pursuant to
Section 1.09(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of BSB, a certificate representing the proper number of shares of NBT Common Stock may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.09, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of NBT Common Stock, cash in lieu of any fractional shares of NBT Common Stock to which such holder is entitled pursuant to Section 1.09(e) and any

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dividends  or other distributions  to which  such holder is entitled pursuant to
Section 1.09(c).

                         (c) Distributions  with Respect to Unexchanged  Shares.
No dividends or other distributions declared or made after the Effective Time with respect to NBT Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of NBT Common Stock represented thereby, and no cash payment in lieu of fractional shares of NBT Common Stock (if any) shall be paid to any such holder pursuant to Section 1.09(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of NBT Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of NBT Common Stock to which such holder is entitled pursuant to Section 1.09(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of NBT Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of NBT Common Stock.

                         (d) No Further Rights in the Shares.  All shares of NBT
Common Stock issued upon conversion of the Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.09(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares. In accordance with Delaware Law, there shall be no appraisal rights available to holders of BSB Common Stock or NBT Common Stock in connection with the Merger.

                         (e) No Fractional Shares.  Notwithstanding  anything to
the contrary contained herein, no certificates or scrip representing fractional shares of NBT Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interest will not entitle the owner thereof to vote or to any other rights of a stockholder of NBT. Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying (i) such fractional share interest to which such holder (determined after taking into account all fractional share interests then held by such holder) would otherwise be entitled to receive pursuant to Section 1.08 hereof multiplied by (ii) the actual market value of NBT Common Stock, which shall be deemed to be the average of the daily closing prices per share of NBT Common Stock for the twenty consecutive trading days on which shares of NBT are actually traded on the Nasdaq National Market ending on the third trading day preceding the date of the Effective Time as reported by the Wall Street Journal.

                         (f)  Termination  of Exchange  Fund. Any portion of the
Exchange Fund which remains undistributed to the stockholders of BSB for twelve months after the Effective Time shall be delivered to NBT, upon demand, and any stockholders of BSB who have not theretofore complied with this Article I shall thereafter look only to NBT for the shares of NBT Common Stock, any cash in lieu of fractional shares of NBT Common Stock to which they are entitled pursuant to
Section 1.09(e) and any dividends or other distributions with respect to NBT Common Stock to which they are entitled pursuant to

Section 1.09(c). Any portion of the Exchange Fund remaining unclaimed by holders of Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable Law, become the property of NBT free and clear of any claims or interest of any person previously entitled thereto.

                        (g) No Liability. Neither NBT, or BSB shall be liable to any holder of Shares for any such Shares (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

                        (h) Withholding Rights. NBT shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as NBT is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by NBT, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding were made by NBT.

                        (i) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by NBT, the posting by such person of a bond in such amount as NBT may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the NBT will issue or cause to be issued, in exchange for such lost, stolen or destroyed Certificate, the number of whole shares of NBT Common Stock and pay or cause to be paid the amounts deliverable in respect thereof pursuant to Sections 1.09(e) and 1.09(c) of this Agreement.

                  SECTION 1.10.  Treatment of Stock Options.

                        (a) At the Effective Time, each option granted (including any option heretofore assumed) by BSB to purchase Shares which is outstanding and unexercised immediately prior thereto shall be assumed by NBT. Such options shall cease to represent a right to acquire Shares and shall be converted automatically into an option to purchase shares of NBT Common Stock in an amount and at an exercise price determined as provided below:

                             (i) the number of shares of NBT Common Stock to be subject to the assumed option shall be equal to the product of the number of shares of BSB Common Stock subject to the option originally granted by BSB, as previously adjusted, and the Exchange Ratio; provided that any fractional shares of NBT Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and

                             (ii) the exercise price per share of NBT Common Stock under the assumed option shall be equal to the exercise price per share of BSB Common Stock under the option originally granted by BSB, as previously adjusted, divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest whole cent.

                        (b) The assumption of BSB options by NBT, as provided herein, shall comply with the requirements of Section 424(a) of the Code. The duration and other terms of the assumed option shall be the same as the original option except as provided in Sections 1.10(a)(i) and (ii) and except that all references to BSB shall be deemed to be references to NBT. Nothing herein shall be construed as preventing any option holder from exercising an option prior to the Effective Time in accordance with the terms thereof.

                        (c) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, NBT shall assume the BSB 1986 Long-Term Incentive and Capital Accumulation Plan, as amended, the 1996 Long-Term Incentive and Capital Accumulation Plan, as amended, and the Directors Stock Option Plan (the "BSB Stock Plans"), with the result that all obligations of BSB under the BSB Stock Plans, including with respect to stock options issued by BSB that are outstanding at the Effective Time under each BSB Stock Plan, shall be obligations of NBT following the Effective Time.

                        (d) No later than 45 days after the Effective Time, NBT shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of NBT Common Stock equal to the number of shares subject to the options assumed hereunder. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any assumed options may remain outstanding.

                        (e) As soon as practicable after the Effective Time, NBT shall deliver to the holders of options to purchase BSB Common Stock appropriate notices setting forth such holders' rights pursuant to BSB Stock Plans and the agreements pursuant to which such options were issued, and the agreements evidencing the grant of such options shall be assumed by NBT and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.10 after giving effect to the Merger).

                        (f) Prior to the Effective Time, NBT and BSB shall take commercially reasonably steps necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of BSB (including derivative securities) or acquisitions of NBT equity securities (including derivative securities) in connection with this Agreement by each individual who
(a) is a director or officer of NBT or (b) at the Effective Time, will become a director or officer of NBT, that may qualify for exemption under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") to be exempt thereunder.

                  SECTION 1.11.  Stock Transfer Books.

                  At the Effective Time, the stock transfer books of BSB shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of

BSB. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such Shares except as otherwise provided herein or by any Laws. On or after the Effective Time, any Certificates presented to the Exchange Agent or NBT for any reason shall be treated in accordance with this Article I, any cash in lieu of fractional shares of NBT Common Stock to which the holders thereof are entitled pursuant to Section 1.09(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.09(c).

                  SECTION 1.12.   Anti-Dilution Adjustment.

                  If, subsequent to the date hereof and prior to the Effective Time, NBT shall pay a stock dividend or make a distribution on NBT Common Stock or other capital stock of NBT in shares of NBT Common Stock or other capital stock of NBT or any security convertible into NBT Common Stock or other capital stock of NBT or shall combine, subdivide, reclassify or recapitalize its stock, then in each such case, from and after the record date for determining the stockholders entitled to receive such dividend or distribution of the securities from such combination or subdivision, an appropriate adjustment shall be made to the Exchange Ratio, for purposes of determining the number of shares of NBT Common Stock into which BSB Common Stock shall be converted pursuant to Section
1.8 hereof. For purposes hereof, the payment of a dividend in NBT Common Stock, or the distribution on NBT Common Stock of securities convertible into NBT Common Stock, shall be deemed to have effected an increase in the number of outstanding shares of NBT Common Stock equal to the number of shares of NBT Common Stock into which such securities shall be initially convertible without the payment by the holder thereof of any consideration other than the surrender for cancellation of such convertible securities.

                  SECTION 1.13      Tax Consequences.

                  It is intended that the Merger and Bank Merger shall each constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of the Code. In the event that the requirements of such section would not be satisfied as a result of the Merger or the Bank Merger, NBT and BSB will use commercially reasonable efforts to restructure the transaction in a manner that would satisfy such requirements.

                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF BSB

                  Except as set forth in the disclosure schedule delivered by BSB to NBT prior to the execution of this Agreement which shall identify exceptions by specific Section references (provided that disclosure in one schedule will be deemed to satisfy disclosure in another schedule) (the "BSB Disclosure Schedule"), BSB hereby represents and warrants to NBT that:

                  SECTION  2.01.  Organization   and   Qualification   of   BSB;
Subsidiaries.

                        (a) BSB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. BSB is duly registered as a bank holding company with the Board of Governors of the FRB under the BHCA. BSB has the corporate power and authority to own or lease all of its properties and assets and to carry on in its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or the location of any material properties or assets owned or leased by it makes such licensing or qualification necessary.

                        (b) BSB Bank is a New York-chartered commercial bank and trust company duly organized and validly existing and in good standing under the laws of the State of New York. The deposit accounts of BSB Bank are insured to the applicable limits by the Federal Deposit Insurance Corporation ("FDIC") through the Bank Insurance Fund ("BIF") to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by BSB Bank. BSB Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on in its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or the location of any material properties or assets owned or leased by it makes such licensing or qualification necessary.

                        (c) Section 2.01(c) of the BSB Disclosure Schedule sets forth a true and complete list of each of BSB's subsidiaries (the "BSB Subsidiaries") and all outstanding equity securities of each BSB Subsidiary and the percentage owned by BSB of such equity securities. Each BSB Subsidiary is wholly owned, directly or indirectly, by BSB. Except as set forth in Section 2.01(c) of the BSB Disclosure Schedule, all outstanding shares of capital stock of BSB Subsidiaries are validly issued, fully paid and nonassessable and are free and clear of any lien, claim, charge, option, encumbrance, agreement, mortgage, pledge, security interest or restriction (each, a "Lien") with respect thereto. Each BSB Subsidiary is a corporation, partnership, savings bank, savings and loan, bank or trust company duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

                        (d) Each of BSB and each BSB Subsidiary has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("BSB Permits") necessary to own, lease and operate its properties and to carry on its business as is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and BSB Permits would not, either individually or in the aggregate, have a Material Adverse Effect (as defined in Section 8.04 hereof) on BSB and the BSB Subsidiaries, taken as a whole. BSB has not received any notice of proceedings relating to the revocation or modification of any BSB Permits, except for any such revocation or modification which would not, either individually or in the aggregate, have a Material Adverse Effect on BSB and the BSB Subsidiaries, taken as a whole. BSB and each BSB Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on BSB and the BSB Subsidiaries, taken as a whole.

                        (e) Section 2.01(e) of the BSB Disclosure Schedule sets forth a true, complete and correct list of all corporations, partnerships, limited liability companies or other organizations, whether an incorporated or unincorporated organization (each a "Corporate Entity") of which BSB or any BSB Subsidiary holds or beneficially owns 5% or more of the outstanding shares of any class of voting securities, a general partnership interest or other controlling interest, more than 24.9% of the outstanding capital stock (whether voting or nonvoting) and subordinated debt or is otherwise deemed to be a subsidiary within the meaning of the BHCA.

                  SECTION 2.02.  Certificate of Incorporation and Bylaws.

                  BSB and the BSB Subsidiaries have heretofore furnished or made available to NBT a complete and correct copy of their respective Certificates of Incorporation and the Bylaws, as amended or restated. Such Certificates of Incorporation and Bylaws are in full force and effect and none of BSB or the BSB Subsidiaries are in violation of any of the provisions of their respective Certificates of Incorporation or Bylaws.

                  SECTION 2.03.  Capitalization.

                        (a) Capitalization of BSB. The authorized capital stock of BSB as of March 31, 2000 consists of (i) 30,000,000 Shares, of which, 10,256,545 shares were issued and outstanding, all of which are validly issued, fully paid and non-assessable, and all of which have been issued in compliance with applicable securities laws, and (ii) 2,500,000 shares of serial preferred stock, par value $.01 per share ("BSB Preferred Stock"), of which no shares are issued and outstanding. Since January 31, 2000 no shares of BSB Common Stock have been issued, except for shares issued upon exercise of options outstanding as of January 31, 2000 under the BSB Stock Plans. As of March 31, 2000, BSB had outstanding 963,730 options issued under the BSB Stock Plans, of which 619,346 were exercisable. No options have been granted since February 28, 2000 to the date of this Agreement under the BSB Stock Plans. As of the date of this Agreement, 1,174,216 shares of BSB Common Stock are held as treasury stock by BSB. Other than pursuant to the BSB Rights Agreement, the BSB Stock Plans and the BSB Stock Option Agreement, there are no options, warrants or other rights, rights of first refusal, agreements, arrangements, or commitments of any character relating to the issued or unissued capital stock of BSB or obligating BSB to issue or sell any shares of capital stock of, or other equity interests in, BSB. There are no obligations, contingent or otherwise, of BSB to repurchase, redeem or otherwise acquire any shares or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity (including any BSB Subsidiary) other than pursuant to the BSB Rights Agreement.

                        (b) Capital Stock of the BSB Subsidiaries. Except as set forth in Section 2.03(b) of the BSB Disclosure Schedule, there are no options, warrants or other rights, rights of first refusal, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the BSB Subsidiaries or obligating any

BSB Subsidiary to issue or sell any shares of capital stock of, or other equity interests in any BSB Subsidiary. There are no obligations, contingent or otherwise, of any BSB Subsidiary to repurchase, redeem or otherwise acquire any shares of the capital stock of any BSB Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

                  SECTION 2.04. Authority; State Takeover Laws; Certificate of Incorporation.

                        (a) BSB has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by BSB and the consummation by BSB of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of BSB and no other corporate proceedings on the part of BSB are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the approval of this Agreement by the holders of a majority of the outstanding BSB Common Stock entitled to vote thereon in accordance with Delaware Law and BSB's Certificate of Incorporation and Bylaws). This Agreement has been duly and validly executed and delivered by BSB and, assuming the due authorization, execution and delivery by NBT, constitutes the legal, valid and binding obligation of BSB enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and by general principles of equity.

                        (b) The Board of Directors of BSB has taken all actions necessary under Delaware Law and BSB's Certificate of Incorporation, including approving the transactions contemplated herein, to insure that the restrictions on business combinations set forth in Delaware Law do not or will not apply to this Agreement, the transactions contemplated herein, the BSB Stock Option Agreement or the transactions contemplated therein or any transaction between NBT or its affiliates, on the one hand, and BSB or its affiliates, on the other hand, following the exercise of the option granted under the BSB Stock Option Agreement.

                  SECTION 2.05.  No Conflict; Required Filings and Consents.

                        (a) Except as set forth in Section 2.05(a) of the BSB Disclosure Schedule, the execution and delivery of this Agreement by BSB does not, and the performance of this Agreement by BSB shall not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of BSB or any BSB Subsidiary, (ii) conflict with or violate any domestic (federal, state or local) or foreign law, statute, ordinance, rule, regulation, order, judgment, decision, writ, injunction or decree (collectively, "Laws") applicable to BSB or any BSB Subsidiary, or by which its respective properties are bound or affected, or
(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of BSB or any BSB Subsidiary pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which BSB or any BSB Subsidiary is a party or by which BSB or any BSB

Subsidiary or its respective properties are bound or affected, except (in the case of clauses (ii) and (iii) of this Section 2.05(a)) for any such conflicts, violations, breaches, defaults or other occurrences that would not, either individually or in the aggregate, have a Material Adverse Effect on BSB and the BSB Subsidiaries, taken as a whole.

                        (b) The execution and delivery of this Agreement by BSB does not, and the performance of this Agreement by BSB shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, ("Approvals") except (i) the filing of applications, notices and waiver requests, as applicable, as to the Merger and the Bank Merger with the FRB under the BHCA and the Office of the Comptroller of the Currency ("OCC") under the National Bank Act, 12 USC section 1 et seq. ("National Bank Act") and the Bank Merger Act, 12 USC 1828(c) (the "Bank Merger Act"), and the approval of the foregoing applications, notices and waiver requests; (ii) the filing of any required applications or notices with the OCC as to the subsidiary activities of BSB Bank, and the approval of the foregoing applications and notices; (iii) courtesy notice of the Bank Merger to the New York State Banking Department (the "NYSBD") and, if deemed necessary by the NYSBD, the filing of an application with the NYSBD for NBT to become a bank holding company under New York law for a moment in time and the approval of such application; (iv) the filing with the SEC of a registration statement on Form S-4 to register the shares of NBT Common Stock to be issued in connection with the Merger (including the shares of NBT Common Stock that may be issued upon the exercise of the options referred to in Section
1.10 hereof), which will include the joint proxy statement/prospectus to be used in soliciting the approval of BSB and NBT stockholders at special meetings to be held in connection with this Agreement and the transactions contemplated hereby (such joint proxy statement as amended or supplemented is referred to herein as the "Joint Proxy Statement"), (v) the approval of this Agreement by the requisite vote of the stockholders of BSB, (vi) the approval by NBT stockholders of (A) this Agreement and the issuance of NBT Common Stock in the Merger pursuant to this Agreement and (B) the amendments to NBT's Certificate of Incorporation to increase the number of shares of NBT Common Stock that NBT is authorized to issue and to provide a new name for the Surviving Corporation;
(vii) the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to the Delaware Law, (viii) the filings required by the National Bank Act and OCC regulations, (ix) the filings required by NASDAQ to list additional shares; (x) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and, if applicable, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the securities or antitrust laws of any foreign country, and (xi) such filings, authorizations or approvals as may be set forth in Section 2.05(b) of the BSB Disclosure Schedule. No consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity"), or with any third party are necessary in connection with (1) the execution and delivery by BSB of this Agreement and the BSB Stock Option Agreement, (2) the consummation by BSB of the Merger and the other transactions contemplated hereby, (3) the execution and delivery by BSB Bank of the Bank Merger Agreement,
(4) the performance by BSB of its obligations under the BSB Stock Option Agreement; and (5) the consummation by BSB Bank of the Bank Merger and the transactions contemplated thereby, except, in each case, for such consents, approvals or filings, the failure of which to obtain will not have a Material Adverse Effect on the ability of BSB to consummate the transactions contemplated hereby.

                        (c) BSB hereby represents to NBT that it has no knowledge of any reason why approval or effectiveness of any of the applications, notices or filings referred to in Section 2.05 cannot be obtained or granted on a timely basis.

                  SECTION 2.06.  Compliance.

                  Neither BSB nor any BSB Subsidiary is in conflict with, or in default or violation of (i) any Law applicable to BSB or the BSB Subsidiaries or by which any of their respective properties are bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which BSB or any BSB Subsidiary is a party or by which BSB or any BSB Subsidiary or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which would not, either individually or in the aggregate, have a Material Adverse Effect on BSB and the BSB Subsidiaries, taken as a whole.

                  SECTION 2.07. Securities and Banking Reports; Financial Statements.

                        (a) BSB and the BSB Subsidiaries have filed, except as set for in Schedule 2.07 of the BSB Disclosure Schedule, all material forms, reports, registrations, statements and documents, together with any amendments required to be made with respect thereto that were required to be filed since January 1, 1995 with (i) the SEC and (ii)(A) any self regulatory organization ("SRO"), (B) any other federal, state or foreign governmental or regulatory agency or authority (collectively with the SEC and the SROs, "Regulatory Agencies") and (C) all other reports and statements (the filings made with the entities listed in subclause (ii) (being referred to as "Other Reports") required to be filed by BSB and any BSB Subsidiary since January 1, 1995, and paid all fees and assessments due and payable in connection therewith, except, in the case of the Other Reports, where failure to file such form, report, registration, statement or document or pay such fees and assessments would not, either individually or in the aggregate, have a Material Adverse Effect on BSB and the BSB Subsidiaries, taken as a whole (all such forms, reports, registrations, statements and documents are collectively referred to as the "BSB Reports"). The BSB Reports, including all BSB Reports filed after the date of this Agreement, (i) were, or will be, prepared in accordance with the requirements of applicable Law and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

                        (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in any filings with the SEC since January 1, 1995 (the "BSB SEC Reports"), including any BSB SEC Reports filed since the date of this Agreement and prior to or at the Effective Time, have been, or will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents, or will fairly present, in all material respects, the consolidated financial position of BSB and the BSB Subsidiaries as of the respective dates thereof and the consolidated results of its operations and changes in financial position for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                        (c) Except as and to the extent set forth on the consolidated balance sheet of BSB and the BSB Subsidiaries as of December 31, 1999, including all notes thereto (the "BSB Balance Sheet"), neither BSB nor any BSB Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for (i) liabilities or obligations incurred in the ordinary course of business since December 31, 1999 and (ii) liabilities or obligations that would not, either individually or in the aggregate, have a Material Adverse Effect on BSB and the BSB Subsidiaries, taken as a whole.

                  SECTION 2.08.  Absence of Certain Changes or Events.

                        Except as disclosed in the BSB SEC Reports filed prior to the date of this Agreement, since December 31, 1999, (a) BSB and the BSB Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and (b) there has been no event which has had, or is reasonably likely to result in, either individually or in the aggregate, a Material Adverse Effect on BSB and the BSB Subsidiaries, taken as a whole.

                  SECTION 2.09.  Absence of Litigation and Agreements.

                        (a) Except as disclosed in the BSB SEC Reports filed prior to the date of this Agreement or set forth in Section 2.09 of the BSB Disclosure Schedule, (i) neither BSB nor any BSB Subsidiary is subject to any continuing order of, or written agreement or memorandum of understanding with, or continuing investigation by, any federal or state savings and loan or bank regulatory authority or other governmental entity or regulatory authority, or any judgment, order, writ, injunction, decree or award of any governmental entity or regulatory authority or arbitrator, including, without limitation, cease-and-desist or other orders which, either individually or in the aggregate, would have or reasonably be expected to have a Material Adverse Effect on BSB and the BSB Subsidiaries, taken as a whole; (ii) there is no claim of any kind, action, suit, litigation, proceeding, arbitration, investigation, or controversy affecting BSB or the BSB Subsidiaries pending or, to the knowledge of BSB, threatened, except (A) as of the date of this Agreement, for matters which individually seek damages not in excess of $500,000 and (B) as of the Closing (as defined in Section 8.01), for matters which otherwise cannot reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on BSB and the BSB Subsidiaries, taken as a whole; and (iii) there are not uncured violations, or violations with respect to which refunds or restitutions may be required, cited in any compliance report to BSB or the BSB Subsidiaries as a result of the examination by any bank regulatory authority, which would have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on BSB and the BSB Subsidiaries, taken as a whole.

                        (b) Except as set forth on the BSB Disclosure Schedule at Section 2.09, neither BSB nor any of the BSB Subsidiaries is a party to any written agreement or memorandum of understanding with, or party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from any governmental entity or agency which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management nor has BSB or any BSB Subsidiary (i) been advised by any governmental entity or agency that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission or (ii) have knowledge of any pending or threatened regulatory investigation. Neither BSB nor any BSB Subsidiary is required by
Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

                  SECTION 2.10.  Employee Benefit Plans.

                  (a) Section 2.10 of the BSB Disclosure Schedule sets forth a true and complete list of all benefit plans, arrangements, commitments and payroll practices (whether or not employee benefit plans ("BSB Plans" or "BSB Plan") as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, sick leave, vacation pay, severance pay, salary continuation for disability, consulting or other compensation arrangements, retirement, deferred compensation, bonus, incentive compensation, stock purchase, stock option, health, including hospitalization, medical and dental, life insurance and scholarship programs maintained as of the date of this Agreement or within the last six years of the date of this Agreement, for the benefit of any present or former employees of BSB, any of the BSB Subsidiaries or any other entity which together with BSB would be deemed a "single employer" within the meaning of Section 4001 of ERISA or Code Sections 414(b), (c), (m) or (o) ("BSB ERISA Affiliate") or to which BSB or any BSB ERISA Affiliate has contributed or is or was within the last six years obligated to make payments.

                  (b) With respect to each BSB Plan, BSB has heretofore delivered or made available to NBT true, correct and complete copies of the plan document, trust agreement, if any, all insurance policies, if any, and all material related documents, including, but not limited to, (i) the actuarial report for each BSB Plan that is a defined benefit plan, funded welfare plan or other plan requiring actuarial valuation for each of the last five years, (ii) the most recent determination letter from the Internal Revenue Service ("IRS"), if such BSB Plan is intended to be a qualified plan under Section 401(a) of the Code, (iii) the current summary plan description and each summary of material modification, (iv) each Form 5500 series filed for the preceding five plan years, (v) each agreement with each fiduciary and service provider relating to such BSB Plan, and (vi) all substantive correspondence relating to such BSB Plan addressed to or received from the IRS, the U.S. Department of Labor ("DOL"), the Pension Benefit Guaranty Corporation ("PBGC") or any other governmental agency;
(vii) each bond required by Section 412 of ERISA, each fiduciary liability insurance policy, and each agreement to indemnify any fiduciary, including each amendment to any such document.

                  (c) Except as set forth in Section 2.10(c) of the BSB Disclosure Schedule:

                        (i) Each BSB Plan has been operated and administered in all material respects in compliance with the terms of its governing document(s) and instrument(s) and applicable Laws, including, but not limited to, ERISA and the Code, and the funding, filing, termination, reporting and disclosure and continuation coverage obligations pursuant to Title V of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA");

                        (ii) Each BSB Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code is and from its inception has been so qualified, and any trust created pursuant to any such Plan is exempt from federal income tax under Section 501(a) of the Code, each such Plan has received from the Internal Revenue Service a favorable determination letter to such effect upon which BSB or a BSB ERISA Affiliate is entitled to rely as to such matters and which is currently applicable, and neither BSB nor any BSB ERISA Affiliate is aware of any circumstance or event which would jeopardize the tax-qualified status of any BSB Plan or the tax-exempt status of any related trust, or which would cause the imposition of any liability, penalty or tax under ERISA or the Code with respect to any BSB Plan;

                        (iii) With respect to each BSB Plan that is subject to Title IV of ERISA, the present value of accrued benefits under such BSB Plan, based upon the actuarial assumptions used by the PBGC to determine the level of funding required in the event of termination of such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits;

                        (iv) No BSB Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of BSB or any BSB ERISA Affiliate beyond their retirement or other termination of employment with BSB or a BSB ERISA Affiliate, other than coverage mandated by applicable Law, death benefits or retirement benefits under a Plan that is an "employee pension plan," as defined by Section 3(2) of ERISA, deferred compensation benefits under a BSB Plan that are accrued as liabilities on the books of BSB or any BSB ERISA Affiliate, or benefits the full cost of which is borne by the current or former employee (or his beneficiary);

                        (v) No liability under Title IV of ERISA has been incurred by BSB or any BSB ERISA Affiliate that has not been satisfied in full as of the date of this Agreement, and no condition exists that presents a material risk of BSB or any BSB ERISA Affiliate incurring a material liability thereunder;

                        (vi) No BSB Plan is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA, nor has BSB or any BSB ERISA Affiliate ever had any obligation to contribute to a multiemployer plan or otherwise incurred or assumed any liability for complete or partial withdrawal from such a plan that is a pension plan subject to Title IV of ERISA;

                        (vii) All contributions or other amounts payable by BSB or any BSB ERISA Affiliate as of the Effective Time with respect to each BSB Plan and all other liabilities of each such entity with respect to each such BSB Plan, with respect to current or prior plan years, have been paid or accrued in accordance with GAAP and Section 412 of the Code;

                        (viii) Neither BSB nor any BSB ERISA Affiliate nor any BSB Plan has engaged in any transaction with respect to which any of the aforementioned entities could be subject to either a civil liability or civil penalty assessed pursuant to Sections 409, 501(i) or 502(l) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code;

                        (ix) There are and, for the past three years there have been, no inquiries, proceedings, claims, suits pending or, to the knowledge of BSB, threatened (other than routine claims for benefits) by any governmental agency or authority or by any participant or beneficiary against any of the BSB Plans, the assets of any of the trusts under such Plans or the Plan sponsor or the Plan administrator, or against any fiduciary of any of such BSB Plans with respect to the design or operation of a BSB Plan;

                        (x) Each BSB Plan could be terminated as of the Effective Time without material liability to BSB or any BSB ERISA Affiliate in excess of the amount accrued with respect to such Plan on the financial statements of BSB or such BSB ERISA Affiliate;

                        (xi) No BSB Plan, either individually or collectively, provides for any payment by BSB or any BSB ERISA Affiliate that would not be deductible under Code Sections 162(a)(1), 162(m) or 404, or that would, after giving effect to the transactions contemplated by this Agreement, constitute an "excess parachute payment" within the meaning of Code Section 280G, nor would the transactions contemplated by this Agreement accelerate the time of payment or vesting, or increase the amount of compensation due to any employee;

                        (xii) No "accumulated  funding deficiency" as defined in
Section 302(a)(2) of ERISA or Section 412 of the Code, whether or not waived, and no "unfunded current liability" as determined under Section 412(l) of the Code exists with respect to any BSB Plan subject to Section 412 of the Code and
Section 302 of ERISA, and there are no unsatisfied liabilities to participants, the IRS, the DOL, or the PBGC as a result of the termination of any BSB Plan other than any such liabilities that have not become due or that are being contested in good faith;

                        (xiii) No BSB Plan has experienced a "reportable event" (as such term is defined in Section 4043(b) of ERISA) that is not subject to an administrative or statutory waiver from the reporting requirement;

                        (xiv) All reports and information required to be filed with the DOL, IRS and PBGC or with plan participants and their beneficiaries with respect to each BSB Plan have been filed, and all annual reports (including Form 5500 series) of such Plans were certified without qualification by each Plan's accountants and actuaries. Any annual reports which are not yet due but are required to be filed with respect to a plan year which ended on or prior to the Effective Date and any annual reports which are required to be filed with respect to current plan years shall be filed on a timely basis.

                        (xv) Any bond required under ERISA with respect to any BSB Plan has been obtained and is in full force and effect and no funds held by or under the control of BSB are plan assets of any BSB Plan.

                  SECTION 2.11.  Material Contracts.

                  Except as set forth in Section 2.11 of the BSB Disclosure Schedule, as of the date of this Agreement, neither BSB nor any BSB Subsidiary is a party to or bound by (a) any contract or commitment for capital expenditures in excess of $500,000 for any one project, (b) contracts or commitments for the purchase of materials or supplies or for the performance of services over a period of more than 60 days from the date of this Agreement and calling for aggregate future payments of $1,000,000 or more during the term of such contract or commitment, (c) any contract which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) that has not been filed or incorporated by reference in the BSB SEC Reports, (d) any contract which contains non-compete or exclusivity provisions or restrictions with respect to any business or geographic area or (e) any contract which would prohibit or materially delay the consummation of the Merger or any other transaction contemplated by this Agreement. Each contract, arrangement, commitment or understanding of the type described in this Section 2.11, whether or not set forth in Section 2.11 of the BSB Disclosure Schedule, is referred to herein as a "BSB Contract". Neither BSB nor any BSB Subsidiary knows of, or has received notice of, any violation of any BSB Contract by any of the other parties thereto, except for violations which, individually or in the aggregate, would not result in a Material Adverse Effect on BSB and the BSB Subsidiaries, taken as a whole.

                  SECTION 2.12.  Environmental Matters.

                        (a)  Each  of  BSB  and  the  BSB   Subsidiaries  is  in
compliance in all material respects with all applicable federal and state laws and regulations relating to pollution or protection of the environment (including without limitation, laws and regulations relating to emissions, discharges, releases and threatened releases of Hazardous Materials (as hereinafter defined), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                        (b) There is no suit, claim, action, proceeding, investigation or notice pending or, to the knowledge of BSB, threatened (or, to the knowledge of BSB, past or present actions or events that could form the basis of any such suit, claim, action, proceeding, investigation or notice), in which BSB or any BSB Subsidiary has been or, with respect to threatened suits, claims, actions, proceedings, investigations or notices may be, named as a defendant (i) for alleged material noncompliance (including by any predecessor), with any environmental law, rule or regulation or (ii) relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site owned, leased or operated by BSB or any BSB Subsidiary, or to the knowledge of BSB, relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site not owned, leased or operated by BSB or any BSB Subsidiary.

                        (c) During the period of BSB's or any BSB Subsidiary's ownership or operation of any of its properties, there has not been to BSB's knowledge any material release of Hazardous Materials in, on, under or affecting any such property.

                        (d) To the knowledge of BSB, neither BSB nor any BSB Subsidiary has made or participated in any loan to any person who is subject to any suit, claim, action, proceeding, investigation or notice, pending or threatened, with respect to (i) any alleged material noncompliance as to any property securing such loan with any environmental law, rule or regulation, or
(ii) the release or the threatened release into the environment of any Hazardous Material at a site owned, leased or operated by such person on any property securing such loan.

                        (e) For purposes of this Agreement, the term "Hazardous Material" means any hazardous waste, petroleum product, polychlorinated biphenyl, chemical, pollutant, contaminant, pesticide, radioactive substance, or other toxic material, or other material or substance (in each such case, other than small quantities of such substances in retail containers) regulated under any applicable environmental or public health statute, law, ordinance, rule or regulation.

                  SECTION 2.13.  Taxes.

                        (a) Each of BSB and the BSB Subsidiaries has duly filed all Tax Returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provision on the financial statements referred to in Sections 2.07 and 5.14 hereof in accordance with GAAP for the payment of all material Taxes which have been incurred or are due or claimed to be due from it by Taxing Authorities on or prior to the date hereof other than Taxes (a) which (x) are not yet delinquent or (y) are being contested in good faith and set forth in
Section 2.13(a) of the BSB Disclosure Schedule and (b) which have not been finally determined. All liability with respect to the Tax Returns of BSB and the BSB Subsidiaries has been satisfied for all years to and including 1998. The IRS has not notified BSB of, or otherwise asserted, that there are any material deficiencies with respect to the federal income Tax Returns of BSB subsequent to tax year 1995. Except as set forth in Section 2.13 of the BSB Disclosure Schedule, there are no material disputes pending, or claims asserted for Taxes or assessments upon BSB or any BSB Subsidiary, nor has BSB or any BSB Subsidiary been requested to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income Tax Return for any period. In addition, Tax Returns which are accurate and complete in all material respects have been filed by BSB and the BSB Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes and the amounts shown on such Tax Returns to be due and payable have been paid in full or adequate provision therefor in accordance with GAAP has been included by BSB in the financial statements referred to in Sections 2.07 hereof and 5.14 hereof. All BSB Tax Returns relating to federal income taxes have been examined by the relevant Taxing Authorities, or closed without audit by applicable statutes of limitations, and all deficiencies proposed as a result of such examinations have been paid or settled, for all periods before and including the taxable year ended 1995. Except as set forth in Section 2.13 of the BSB Disclosure Schedule, neither BSB nor any BSB Subsidiary has consented to any waiver or extension of any statute of limitations with respect to any Tax. Neither BSB nor any BSB Subsidiary has made an election under Section 341(f) of the Code. BSB has provided or made available to NBT complete and correct copies of its Tax Returns and all material correspondence and documents, if any, relating directly or indirectly to taxes for each taxable year or other relevant period as to which the applicable statute of limitations has not run on the date hereof. For this purpose, "correspondence and documents" include, without limitation, amended Tax Returns, claims for refunds, notices from Taxing Authorities of proposed changes or adjustments to Taxes or Tax Returns, consents to assessment or collection of Taxes, acceptances of proposed adjustments, closing agreements, rulings and determination letters and requests therefor, and all other written communications to or from Taxing Authorities relating to any material Tax liability of BSB or any BSB Subsidiary. BSB will not be a "foreign person" as that term is used in ss. 1.1445-2 of the Treasury Regulations promulgated under the Code. BSB Bank is not a "United States real property holding corporation" within meaning of ss. 897 of the Code and was not a "United States real property holding corporation" on any "determination date" (as defined in ss. 1.897-2(c) of such Regulations) that occurred during any relevant period.

                           (b)      For purposes of this Agreement:

                  "Tax" means any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Taxing Authority or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

                  "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any law, regulation or other legal requirement relating to any Tax.

                  "Taxing Authority" means any:

                             (i) nation,  state,  county,  city, town,  village,
              district, or other jurisdiction of any nature;

                             (ii) federal, state, local, municipal,  foreign, or
              other government;

                             (iii) governmental or quasi-governmental  authority
              of  any  nature  (including  any  governmental   agency,   branch,
              department, official, or entity and any court or other tribunal);

                             (iv) multi-national organization or body; or

                             (v) body exercising,  or entitled to exercise,  any
              administrative,    executive,   judicial,   legislative,   police,
              regulatory, or taxing authority or power of any nature.

                  SECTION 2.14.  Affiliates.

                  Each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), and for purposes of qualifying the Merger for "pooling-of-interests" accounting treatment) of BSB is listed at Section 2.14 of the BSB Disclosure Schedule, and except as indicated thereon, each such person has delivered to NBT concurrently with the execution of this Agreement, a stockholder agreement in the form of Exhibit F hereto (the "BSB Stockholder Agreement").

                  SECTION 2.15.  Derivative Instruments.

                  All  swap,  forward,  future,  option,  cap,  floor or  collar financial contracts, and any other interest rate protection contracts ("Derivative Instruments") to which BSB or any BSB Subsidiary is a party or to which any of their properties or assets may be subject were entered into in the ordinary course of business and, to the knowledge of BSB, in accordance with prudent banking practice and applicable rules, regulations, and policies of the regulatory agencies and with counterparties believed to be financially responsible at the time and, to the knowledge of BSB, are legal, valid, and binding obligations enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws affecting the rights of creditors generally, and the availability of equitable remedies), and, to the knowledge of BSB, are in full force and effect. BSB and each BSB Subsidiary has duly performed in all material respects all of its obligations under any such Derivative Instruments, and to the knowledge of BSB, there are no breaches, violations, or defaults or allegations or assertions of such by any party thereunder except for any such breaches, violations, or defaults or allegations or assertions which would not, individually or in the aggregate, have a Material Adverse Effect on BSB and the BSB Subsidiaries, taken as a whole.

                  SECTION 2.16.  Regulatory Approvals.

                  BSB is not aware of any aspect of, or issues relating to, its or the BSB Subsidiaries' operations and business that would prevent the condition of Closing set forth in Section 6.01(c) from being satisfied.

                  SECTION 2.17.  Brokers.

                  Except as contemplated by or referenced in the March 17, 2000 letter agreement between Keefe, Bruyette & Woods, Inc. ("KBW") and BSB, a true and complete copy of which BSB has delivered to NBT, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of BSB or any BSB Subsidiary.

                  SECTION 2.18.  Pooling of Interests and Tax Matters.

                  Neither BSB nor, to the knowledge of BSB, any of its affiliates (as defined in Section 2.14) has through the date of this Agreement taken or agreed to take any action that would prevent NBT from accounting for the business combination to be effected by the Merger and the Bank Merger as a pooling of interests in accordance with GAAP or would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. BSB has no reason to believe that the Merger will not qualify as a pooling of interests or as a reorganization under Section 368(a) of the Code.

                  SECTION 2.19.  Vote Required.

                  The requisite affirmative vote of the holders of a majority of the outstanding BSB Common Stock entitled to vote with respect to the approval of this Agreement is the only vote of the holders of any class or series of BSB's capital stock required in connection with the Merger.

                  SECTION 2.20.  Fairness Opinion.

                  BSB has received an opinion from KBW on or prior to the date of this Agreement to the effect that, as of the date of such opinion, the Exchange Ratio is fair to the stockholders of BSB, from a financial point of view ("BSB Fairness Opinion") and KBW has consented to the inclusion of the BSB Fairness Opinion in the Registration Statement.

                  SECTION 2.21 Rights Agreement.

                  The Board of Directors of BSB has taken such action as is necessary to render the Series A junior participating preferred stock purchase rights of BSB under the BSB Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF NBT

                  Except as set forth in the disclosure schedule delivered by NBT to BSB prior to the execution of this Agreement (the "NBT Disclosure
Schedule") which shall identify exceptions by specific Section references (provided that disclosure in one schedule will be deemed to satisfy disclosure in another schedule), NBT hereby represents and warrants to BSB that:

                  SECTION   3.01.  Organization  and  Qualification   of    NBT;
                                   Subsidiaries.

                        (a) NBT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. NBT is duly registered as a bank holding company with the Board of Governors of the FRB under the BHCA. NBT has the corporate power and authority to own or lease all of its properties and assets and to carry on in its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or the location of any material properties or assets owned or leased by it makes such licensing or qualification necessary.

                        (b) NBT Bank is a national association organized and validly existing and in good standing under the laws of the United States. The deposit accounts of NBT Bank are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by NBT Bank. NBT Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on in its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or the location of any material properties or assets owned or leased by it makes such licensing or qualification necessary.

                        (c) Section 3.01(c) of the NBT Disclosure Schedule sets forth a true and complete list of each of NBT's subsidiaries (the "NBT Subsidiaries"), all outstanding equity securities of each NBT Subsidiary and the percentages owned by NBT of such equity securities. Except as set forth in
Section 3.01(c) of the NBT Disclosure Schedule, each NBT Subsidiary is wholly owned, directly or indirectly, by NBT. Except as set forth in Section 3.01(c) of the NBT Disclosure Schedule, all outstanding shares of capital stock of the NBT Subsidiaries are validly issued, fully paid and nonassessable and are free and clear of any Lien, with respect thereto. Each NBT Subsidiary is a corporation, partnership, savings bank, savings and loan, bank or trust company duly incorporated or organized validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

                        (d) Each of NBT and each NBT Subsidiary has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("NBT Permits") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and NBT Permits would not, either individually or in the aggregate, have a Material Adverse Effect on NBT and the NBT Subsidiaries, taken as a whole. NBT has not received any notice of proceedings relating to the revocation or modification of any NBT Permits, except for any such revocation or modification which would not, either individually or in the aggregate, have a Material Adverse Effect on NBT and the NBT Subsidiaries, taken as a whole. NBT and each NBT Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on NBT and the NBT Subsidiaries, taken as a whole.

                        (e) Section 3.01(e) of the NBT Disclosure Schedule sets forth a true, complete and correct list of all Corporate Entities of which NBT or any NBT Subsidiary holds or beneficially owns 5% or more of the outstanding shares of any class of voting securities, a general partnership interest or other controlling interest, more than

24.9% of the outstanding capital stock (whether voting or nonvoting) and subordinated debt or is otherwise deemed to be a subsidiary within the meaning of the BHCA.

                  SECTION 3.02.  Certificate of Incorporation and Bylaws.

                  NBT and the NBT Subsidiaries have heretofore furnished or made available to BSB a complete and correct copy of their respective Certificates of Incorporation and Bylaws, as amended or restated. Such Certificates of
Incorporation and Bylaws are in full force and effect and none of NBT nor any NBT Subsidiary is in violation of any of the provisions of its respective Certificate of Incorporation or Bylaws.

                  SECTION 3.03.  Capitalization.

                        (a) Capitalization of NBT. The authorized capital stock of NBT as of March 31, 2000 consists of (i) 30,000,000 shares of NBT Common Stock, of which 18,623,435 shares were issued and 18,100,868 were outstanding, all of which are, and the shares of NBT Common Stock to be issued pursuant to the Merger, when so issued will be, validly issued, fully paid and non-assessable, and all of which have been or will be issued in compliance with applicable securities laws, and (ii) 2,500,000 shares of preferred stock, par value $0.01 per share ("NBT Preferred Stock"), of which no shares are issued and outstanding. Since February 17, 2000, no shares of NBT Common Stock have been issued. As of March 31, 2000, NBT had outstanding 1,172,575 options issued under the NBT Stock Plans (as defined below), of which 560,400 were exercisable. No options have been granted since January 24, 2000 to the date of this Agreement under the NBT Stock Plans. As of the date of this Agreement, 522,567 shares of the NBT Common Stock are held as treasury stock by NBT. Other than pursuant to the NBT Rights Agreement, the NBT Stock Plans, the Agreement and Plan of Merger with Pioneer American Holding Company Corp., dated December 7, 1999, as amended as of March 7, 2000, the Agreement and Plan of Reorganization with M. Griffith Inc., dated March 15, 2000, the NBT Stock Option Agreement, the 1994 Stock Option Plan of Lake Ariel Bancorp, Inc., the 1997 Stock Option Plan of Lake Ariel Bancorp, Inc., employment agreements between NBT and each of Daryl R. Forsythe, Joe C. Minor, Martin A. Dietrich, John R. Bradley, and John G. Martines (the "NBT Stock Plans"), and dividend reinvestment, employee stock purchase and similar plans of NBT, there are no options, warrants or other rights, rights of first refusal, agreements, arrangements, or commitments of any character relating to the issued or unissued capital stock of NBT or obligating NBT to issue or sell any shares of capital stock of, or other equity interests in, NBT. Except as set forth in Schedule 3.03(b) of the NBT Disclosure Schedule, there are no obligations, contingent or otherwise, of NBT to repurchase, redeem or otherwise acquire any shares of NBT Common Stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity (including any NBT Subsidiary) other than pursuant to the Rights Agreement, dated as of November 15, 1994, by and between NBT Bank and AST ("NBT Rights Agreement").

                        (b) Capital Stock of the NBT Subsidiaries. Except as set forth in Section 3.03(b) of the NBT Disclosure Schedule, there are no options, warrants or other rights, rights of first refusal, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the NBT Subsidiaries or obligating any

NBT Subsidiary to issue or sell any shares of capital stock of, or other equity interests in any NBT Subsidiary. Except as set forth in Section 3.03(b) of the NBT Disclosure Schedule, there are no obligations, contingent or otherwise, of any NBT Subsidiary to repurchase, redeem or otherwise acquire any shares of the capital stock of any NBT Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

                  SECTION 3.04.  Authority.

                        (a) NBT has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by NBT and the consummation by NBT of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of NBT and no other corporate proceedings on the part of NBT are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval by the holders of a majority of the outstanding shares of NBT Common Stock entitled to vote thereon of (A) this Agreement and the issuance of NBT
Common Stock in the Merger pursuant to this Agreement and (B) amendments to NBT's Certificate of Incorporation to increase the number of shares of NBT Common Stock that NBT is authorized to issue and to provide a new name for the Surviving Corporation, in accordance with Delaware Law, the rules of the Nasdaq Stock Market and NBT's Certificate of Incorporation and Bylaws). This Agreement has been duly and validly executed and delivered by NBT and assuming the due authorization, execution and delivery by BSB, constitutes the legal, valid and binding obligation of NBT enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and by general principles of equity.

                        (b) The Board of Directors of NBT has taken all actions necessary under Delaware Law and NBT's Certificate of Incorporation, including approving the transactions contemplated herein, to insure that the restrictions on business combinations set forth in Delaware Law do not or will not apply to this Agreement, the transactions contemplated herein, the NBT Stock Option Agreement or the transactions contemplated therein or any transaction between BSB or its affiliates, on the one hand, and NBT or its affiliates, on the other hand, following the exercise of the option granted under the NBT Stock Option Agreement.

                  SECTION 3.05.  No Conflict; Required Filings and Consents.

                        (a) Except as set forth in Section 3.05(a) of the NBT Disclosure Schedule, the execution and delivery of this Agreement by NBT does not, and the performance of this Agreement by NBT shall not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of NBT or any NBT Subsidiary, (ii) conflict with or violate any Laws applicable to NBT or any NBT Subsidiary, or by which its respective properties are bound or affected, or
(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of NBT or any NBT Subsidiary pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which NBT or any NBT Subsidiary is a party or by which NBT or any NBT Subsidiary or its respective properties are bound or affected, except (in the case of clauses (ii) and (iii) of this Section 3.05(a)) for any such conflicts, violations, breaches, defaults or other occurrences that would not, either individually or in the aggregate, have a Material Adverse Effect on NBT and the NBT Subsidiaries, taken as a whole.

                        (b) The execution and delivery of this Agreement by NBT does not, and the performance of this Agreement by NBT shall not, require any Approvals, except (i) the filing of applications, notices and waiver requests, as applicable, as to the Merger and the Bank Merger with the FRB under the BHCA and OCC under the National Bank Act and the Bank Merger Act, and the approval of the foregoing applications, notices and waiver requests; (ii) the filing of any required applications or notices with the OCC as to the subsidiary activities of BSB Bank, and the approval of the foregoing applications and notices; (iii) courtesy notice of the Bank Merger to the NYSBD and, if deemed necessary by the NYSBD, the filing of an application with the NYSBD for NBT to become a bank holding company under New York law for a moment in time and the approval of such application; (iv) the filing with the SEC of a registration statement on Form S-4 to register the shares of NBT Common Stock to be issued in connection with the Merger (including the shares of NBT Common Stock that may be issued upon the exercise of the options referred to in Section 1.10 hereof), which will include the Joint Proxy Statement, (v) the approval of this Agreement by the requisite vote of the stockholders of BSB, (vi) the approval by NBT stockholders of (A) this Agreement and the issuance of NBT Common Stock in the Merger pursuant to this Agreement and (B) the amendments to NBT's Certificate of Incorporation to increase the number of shares of NBT Common Stock that NBT is authorized to issue and to provide a new name for the Surviving Corporation; (vii) the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to the Delaware Law, (viii) the filings required by the National Bank Act and OCC Regulations, (ix) the filings required by NASDAQ to list additional shares, (x) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and, if applicable, the HSR Act, and the securities or antitrust laws of any foreign country, and (xi) such filings, authorizations or approvals as may be set forth in Section 3.05(b) of the NBT Disclosure Schedule. No consents or approvals of or filings or registrations with any Governmental Entity, or with any third party are necessary in connection with
(1) the execution and delivery by NBT of this Agreement and the NBT Stock Option Agreement, (2) the consummation by NBT of the Merger and the other transactions contemplated hereby, (3) the execution and delivery by NBT Bank of the Bank Merger Agreement, (4) the performance by NBT of its obligations under the NBT Stock Option Agreement; and (5) the consummation by NBT Bank of the Bank Merger and the transactions contemplated thereby, except, in each case, for such consents, approvals or filings, the failure of which to obtain will not have a Material Adverse Effect on the ability of NBT to consummate the transactions contemplated hereby.

                        (c) NBT hereby represents to BSB that it has no knowledge of any reason why approval or effectiveness of any of the applications, notice or filings referred to in Section 3.05 cannot be obtained or granted on a timely basis.

                  SECTION 3.06.  Compliance.

                  Neither NBT nor any NBT Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to NBT or the NBT Subsidiaries or by which any of their respective properties are bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which NBT or any NBT Subsidiary is a party or by which NBT or any NBT Subsidiary or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which would not, either individually or in the aggregate, have a Material Adverse Effect on NBT and the NBT Subsidiaries, taken as a whole.

                  SECTION 3.07. Securities and Banking Reports; Financial Statements.

                        (a) NBT and the NBT Subsidiaries have filed all material forms, reports, registrations, statements and documents, together with any amendments required to be made with respect thereto that were required to be filed since January 1, 1995 with the Regulatory Agencies and all Other Reports required to be filed by NBT and any NBT Subsidiary since January 1, 1995, and paid all fees and assessments due and payable in connection therewith, except, in the case of the Other Reports, where failure to file such form, report, registration, statement or document or pay such fees and assessments would not, either individually or in the aggregate, have a Material Adverse Effect on NBT and the NBT Subsidiaries, taken as a whole (all such reports, registrations, statements and documents are collectively referred to as the "NBT Reports"). The NBT Reports, including all NBT Reports filed after the date of this Agreement,
(i) were, or will be, prepared in accordance with the requirements of applicable Law and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                        (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in any filings with the SEC since January 1, 1995 (the "NBT SEC Reports"), including any NBT SEC Reports filed since the date of this Agreement and prior to or at the Effective Time, have been, or will be, prepared in accordance with GAAP throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents, or will fairly present, in all material respects, the consolidated financial position of NBT and the NBT Subsidiaries as of the respective dates thereof and the consolidated results of its operations and changes in financial position for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                        (c) Except as and to the extent set forth on the consolidated balance sheet of NBT and the NBT Subsidiaries as of December 31, 1999, including all notes thereto (the "NBT Balance Sheet"), neither NBT nor any NBT Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for (i) liabilities or obligations incurred in the ordinary course of business since December 31, 1999 or by operation of law in the merger with Lake Ariel Bancorp, Inc. on

February 17, 2000 and (ii) liabilities or obligations that would not, either individually or in the aggregate, have a Material Adverse Effect on NBT and the NBT Subsidiaries, taken as a whole.

                  SECTION 3.08.  Absence of Certain Changes or Events.

                        Except as disclosed in the NBT SEC Reports filed prior to the date of this Agreement, since December 31, 1999, (a) NBT and the NBT Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and (b) there has been no event which has had, or is reasonably likely to result in, either individually or in the aggregate, a Material Adverse Effect on NBT and the NBT Subsidiaries, taken as a whole.

                  SECTION 3.09.  Absence of Litigation and Agreements.

                        (a) Except as disclosed in the NBT SEC Reports filed prior to the date of this Agreement or set forth in Section 3.09 of the NBT Disclosure Schedule, (i) neither NBT nor any NBT Subsidiary is subject to any continuing order of, or written agreement or memorandum of understanding with, or continuing investigation by, any federal or state savings and loan or bank regulatory authority or other governmental entity or regulatory authority, or any judgment, order, writ, injunction, decree or award of any governmental entity or regulatory authority or arbitrator, including, without limitation, cease-and-desist or other orders which, either individually or in the aggregate, would have or reasonably be expected to have a Material Adverse Effect on NBT and the NBT Subsidiaries, taken as a whole; (ii) there is no claim of any kind, action, suit, litigation, proceeding, arbitration, investigation, or controversy affecting NBT or the NBT Subsidiaries pending or, to the knowledge of NBT, threatened, except (A) as of the date of this Agreement, for matters which individually seek damages not in excess of $500,000 and (B) as of the Closing, for matters which otherwise cannot reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on NBT and the NBT Subsidiaries, taken as a whole; and (iii) there are not uncured violations, or violations with respect to which refunds or restitutions may be required, cited in any compliance report to NBT or the NBT Subsidiaries as a result of the examination by any bank regulatory authority, which would have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on NBT and the NBT Subsidiaries, taken as a whole.

                        (b) Except as set forth on the NBT Disclosure Schedule at Section 3.09, neither NBT nor any of the NBT Subsidiaries is a party to any written agreement or memorandum of understanding with, or party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from any governmental entity or agency which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management nor has NBT or any NBT Subsidiary (i) been advised by any governmental entity or agency that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter,  commitment  letter or similar
submission or (ii) have knowledge of any pending or threatened regulatory investigation. Neither NBT nor any NBT Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

                  SECTION 3.10.  Employee Benefit Plans.

                  (a) Section 3.10 of the NBT Disclosure Schedule sets forth a true and complete list of all benefit plans, arrangements, commitments and payroll practices (whether or not employee benefit plans ("NBT Plans" or "Plan") as defined in Section 3(3) of ERISA, including, without limitation, sick leave, vacation pay, severance pay, salary continuation for disability, consulting or other compensation arrangements, retirement, deferred compensation, bonus, incentive compensation, stock purchase, stock option, health, including hospitalization, medical and dental, life insurance and scholarship programs maintained as of the date of this Agreement, or within the last six years of the date of this Agreement, for the benefit of any present or former employees of NBT, any of the NBT Subsidiaries or any other entity which together with NBT would be deemed a "single employer" within the meaning of Section 4001 of ERISA or Code Section 414(b), (c), (m) or (o) ("NBT ERISA Affiliate") or to which NBT or any NBT ERISA Affiliate has contributed or is or was within the last six years obligated to make payments.

                  (b) With respect to each NBT Plan, NBT has heretofore delivered or made available to BSB true, correct and complete copies of the plan document, trust agreement, if any, all insurance policies, if any, and all material related documents, including, but not limited to, (i) the actuarial report for each NBT Plan that is a defined benefit plan, funded welfare plan or other plan requiring actuarial valuation for each of the last five years, (ii) the most recent determination letter from the IRS, if such NBT Plan is intended to be a qualified plan under Section 401(a) of the Code, (iii) the current summary plan description and each summary of material modification, (iv) each Form 5500 series filed for the preceding five plan years, (v) each agreement with each fiduciary and service provider relating to such NBT Plan, and (vi) all substantive correspondence relating to such NBT Plan addressed to or received from the IRS, the DOL, PBGC or any other governmental agency, (vii) each bond required by Section 412 of ERISA, each fiduciary liability insurance policy, and each agreement to indemnify any fiduciary, including each amendment to any such document.

                  (c) Except as set forth in Section 3.10(c) of the NBT Disclosure Schedule:

                       (i) Each NBT Plan has been operated and administered in all material respects in compliance with the terms of its governing document(s) and instrument(s) and applicable Laws, including, but not limited to, ERISA and the Code, and the funding, filing, termination, reporting and disclosure and continuation coverage obligations pursuant to Title V of COBRA;

                       (ii) Each NBT Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code is and from its inception has been so qualified, and any trust created pursuant to any such Plan is exempt from federal income tax under Section 501(a) of the Code, each such Plan has received from the IRS a favorable determination letter to such effect upon which NBT or an NBT ERISA Affiliate is entitled to rely as to such matters and which is currently applicable, and neither NBT nor any NBT ERISA Affiliate is aware of any circumstance or event which would jeopardize the tax-qualified status of any NBT Plan or the tax-exempt status of any related trust, or which would cause the imposition of any liability, penalty or tax under ERISA or the Code with respect to any NBT Plan;

                        (iii) With respect to each NBT Plan that is subject to Title IV of ERISA, the present value of accrued benefits under such NBT Plan, based upon the actuarial assumptions used by the PBGC to determine the level of funding required in the event of termination of such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits;

                        (iv) No NBT Plan provides benefits, including, without limitation, death or medical benefits (whether or nor insured), with respect to current or former employees of NBT or any NBT ERISA Affiliate beyond their retirement or other termination of employment with NBT or an NBT ERISA
Affiliate, other than coverage mandated by applicable Law, death benefits or retirement benefits under a Plan that is an "employee pension plan," as defined by Section 3(2) of ERISA, deferred compensation benefits under an NBT Plan that are accrued as liabilities on the books of NBT or any NBT ERISA Affiliate, or benefits the full cost of which is borne by the current or former employee (or his beneficiary);

                        (v) No liability under Title IV of ERISA has been incurred by NBT or any NBT ERISA Affiliate that has not been satisfied in full as of the date of this Agreement, and no condition exists that presents a material risk of NBT or any NBT ERISA Affiliate incurring a material liability thereunder;

                        (vi) No NBT Plan is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA, nor has NBT or any NBT ERISA Affiliate ever had any obligation to contribute to a multiemployer plan or otherwise incurred or assumed any liability for complete or partial withdrawal from such a plan that is a pension plan subject to Title IV of ERISA.

                        (vii) All contributions or other amounts payable by NBT or any NBT ERISA Affiliate as of the Effective Time with respect to each NBT Plan, and all other liabilities of each such entity with respect to such NBT Plan, with respect to current or prior plan years, have been paid or accrued in accordance with GAAP and Section 412 of the Code;

                        (viii) Neither NBT nor any NBT ERISA Affiliate nor any NBT Plan has engaged in any transaction with respect to which any of the aforementioned entities could be subject to either a civil liability or civil penalty assessed pursuant to Section 409, 501(i) or 502(1) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code;

                        (ix) There are, and for the past three years there have been, no inquiries, proceedings, claims, suits pending or, to the knowledge of NBT, threatened (other than routine claims for benefits) by any governmental agency or authority or by any participant or beneficiary against any of the NBT Plans, the assets of any of the trusts under such Plans or the Plan sponsor or the Plan administrator, or against any fiduciary of any of such NBT Plans with respect to the design or operation of an NBT Plan;

                        (x) Each NBT Plan could be terminated as of the Effective Time without material liability to NBT or any NBT ERISA Affiliate in excess of the amount accrued with respect to such Plan on the financial statements of NBT or such NBT ERISA Affiliate;

                        (xi) No NBT Plan, either individually or collectively, provides for any payments by NBT or any NBT ERISA Affiliate that would not be deductible under Code Sections 162(a)(1), 162(m) or 404, or that would, after giving effect to the transactions contemplated by this Agreement, constitute an "excess parachute payment" within the meaning of Code Section 280G, nor would the transactions contemplated by this Agreement accelerate the time of payment or vesting, or increase the amount of compensation due to any employee;

                        (xii) No "accumulated  funding deficiency" as defined in
Section 302(a)(2) of ERISA or Section 412 of the Code, whether or not waived, and no "unfunded current liability" as determined under Section 412(1) of the Code exists with respect to any NBT Plan subject to Section 412 of the Code and
Section 302 of ERISA, and there are no unsatisfied liabilities to participants, the IRS, the DOL or the PBGC as a result of the termination of any NBT Plan other than any such liabilities that have not become due or that are being contested in good faith;

                        (xiii) No NBT Plan has experienced a "reportable event" (as such term is defined in Section 4043(b) of ERISA) that is not subject to an administrative or statutory waiver from the reporting requirement;

                        (xiv) All reports and information required to be filed with the DOL, IRS and PBGC or with plan participants and their beneficiaries with respect to each NBT Plan have been filed, and all annual reports (including Form 5500 series) of such Plans were certified without qualification by each Plan's accountants and actuaries. Any annual reports which are not yet due but are required to be filed with respect to a plan year which ended on or prior to the Effective Date and any annual reports which are required to be filed with respect to current plan years shall be filed on a timely basis.

                        (xv) Any bond required under ERISA with respect to any NBT Plan has been obtained and is in full force and effect and no funds held by or under the control of NBT are plan assets of any NBT Plan.

                  SECTION 3.11.  Material Contracts.

                  Except as set forth in Section 3.11 of the NBT Disclosure Schedule, as of the date of this Agreement, neither NBT nor any NBT Subsidiary is a party to or bound by (a) any contract or commitment for capital expenditures in excess of $500,000 for any one project, (b) contracts or commitments for the purchase of materials or supplies or for the performance of services over a period of more than 60 days from the date of this Agreement and calling for aggregate future payments of $1,000,000 or more during the term of such contract or commitment, (c) any contract which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) that has not been filed or incorporated by reference in the NBT SEC Reports, (d) any contract which contains non-compete or exclusivity provisions or restrictions with respect to any business or geographic area or (e) any contract which would prohibit or materially delay the consummation of the Merger or any other transaction contemplated by this Agreement. Each contract, arrangement, commitment or understanding of the type described in this Section 3.11, whether or not set forth in Section 3.11 of NBT Disclosure Schedule, is referred to herein as an "NBT Contract". Neither NBT nor any NBT Subsidiary knows of, or has received notice of, any violation of any NBT Contract by any of the other parties thereto, except for violations which, individually or in the aggregate, would not result in a Material Adverse Effect on NBT and NBT Subsidiaries, taken as a whole.

                  SECTION 3.12.  Environmental Matters.

                        (a)  Each  of  NBT  and  the  NBT   Subsidiaries  is  in
compliance in all material respects with all applicable federal and state laws and regulations relating to pollution or protection of the environment (including without limitation, laws and regulations relating to emissions, discharges, releases and threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                        (b) There is no suit, claim, action, proceeding, investigation or notice pending or, to the knowledge of NBT, threatened (or, to the knowledge of NBT, past or present actions or events that could form the basis of any such suit, claim, action, proceeding, investigation or notice), in which NBT or any NBT Subsidiary has been or, with respect to threatened suits, claims, actions, proceedings, investigations or notices may be, named as a defendant (i) for alleged material noncompliance (including by any predecessor), with any environmental law, rule or regulation or (ii) relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site owned, leased or operated by NBT or any NBT Subsidiary, or to the knowledge of NBT relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site not owned, leased or operated by NBT or any NBT Subsidiary.

                        (c) During the period of NBT's or any NBT Subsidiary's ownership or operation of any of its properties, there has not been, to NBT's knowledge, any material release of Hazardous Materials in, on, under or affecting any such property.

                        (d) To the knowledge of NBT, neither NBT nor any NBT Subsidiary has made or participated in any loan to any person who is subject to any suit, claim, action, proceeding, investigation or notice, pending or threatened, with respect to (i) any alleged material noncompliance as to any property securing such loan with any environmental law, rule or regulation, or
(ii) the release or the threatened release into the environment of any Hazardous Material at a site owned, leased or operated by such person on any property securing such loan.

                  SECTION 3.13.  Taxes.

                        Each of NBT and the NBT Subsidiaries has duly filed all Tax Returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provision on the financial statements referred to in Sections 3.07 and
5.15 hereof in accordance with GAAP for the payment of all material Taxes which have been incurred or are due or claimed to be due from it by Taxing Authorities on or prior to the date hereof other than Taxes (a) which (x) are not yet delinquent or (y) are being contested in good faith and set forth in Section
3.13 of the NBT Disclosure Schedule and (b) which have not been finally determined. All liability with respect to the Tax Returns of NBT and the NBT Subsidiaries has been satisfied for all years to and including 1998. The IRS has not notified NBT of, or otherwise asserted, that there are any material deficiencies with respect to the federal income Tax Returns of NBT subsequent to tax year 1995. There are no material disputes pending, or claims asserted for Taxes or assessments upon NBT or any NBT Subsidiary, nor has NBT nor any NBT Subsidiary been requested to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income Tax Return for any period. In addition, Tax Returns which are accurate and complete in all material respects have been filed by NBT and the NBT Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes and the amounts shown on such Tax Returns to be due and payable have been paid in full or adequate provision therefor in accordance with GAAP has been included by NBT in the financial statements referred to in Sections 3.07 and 5.15 hereof. All NBT Tax Returns relating to federal income taxes have been examined by the relevant Taxing Authorities, or closed without audit by applicable statutes of limitations, and all deficiencies proposed as a result of such examinations have been paid or settled, for all periods before and including the taxable year ended 1995. Except as set forth in
Section 3.13 of the NBT Disclosure Schedule, neither NBT nor any NBT Subsidiary has consented to any waiver or extension of any statute of limitations with respect to any Tax. Neither NBT nor any NBT Subsidiary has made an election under Section 341(f) of the Code. NBT has provided or made available to BSB complete and correct copies of its Tax Returns and all material correspondence and documents, if any, relating directly or indirectly to taxes for each taxable year or other relevant period as to which the applicable statute of limitations has not run on the date hereof. For this purpose, "correspondence and documents" include, without limitation, amended Tax Returns, claims for refunds, notices from Taxing Authorities of proposed changes or adjustments to Taxes or Tax Returns, consents to assessment or collection of Taxes, acceptances of proposed adjustments, closing agreements, rulings and determination letters and requests therefor, and all other written communications to or from Taxing Authorities relating to any material Tax liability of NBT or any NBT Subsidiary. NBT will not be a "foreign person" as that term is used in ss. 1.1445-2 of the Treasury Regulations promulgated under the Code. NBT Bank is not a "United States real property holding corporation" within meaning of ss. 897 of the Code and was not a "United States real property holding corporation" on any "determination date" (as defined in ss. 1.897-2(c) of such Regulations) that occurred during any relevant period.

                   SECTION 3.14.  Affiliates.

                  Each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act, and for purposes of qualifying the Merger for "pooling-of-interests" accounting treatment) of NBT is listed at Section 3.14 of the NBT Disclosure Schedule, and except as indicated thereon, each such person has delivered to BSB concurrently with the execution of this Agreement, a stockholder agreement in the form of Exhibit G hereto (the "NBT Stockholder Agreement").

                  SECTION 3.15.  Derivative Instruments.

                  All Derivative Instruments to which NBT or any NBT Subsidiary is a party or to which any of their properties or assets may be subject were entered into in the ordinary course of business and, to the knowledge of NBT, in accordance with prudent banking practice and applicable rules, regulations, and policies of the regulatory agencies and with counterparties believed to be financially responsible at the time and, to knowledge of NBT, are legal, valid, and binding obligations enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws affecting the rights of creditors generally, and the availability of equitable remedies), and, to the knowledge of NBT, are in full force and effect. NBT and each NBT Subsidiary has duly performed in all material respects all of its obligations under any such Derivative Instruments, and to the knowledge of NBT, there are no breaches, violations, or defaults or allegations or assertions of such by any party thereunder except for any such breaches, violations, or defaults or allegations or assertions which would not, individually or in the aggregate, have a Material Adverse Effect on NBT and the NBT Subsidiaries, taken as a whole.

                  SECTION 3.16.  Regulatory Approvals.

                  NBT is not aware of any aspect of, or issues relating to, its or the NBT Subsidiaries' operations and business that would prevent the condition of Closing set forth in Section 6.01(c) from being satisfied.

                  SECTION 3.17.  Brokers.

                  Except as contemplated by or referenced in the April 12, 2000 letter agreement between McConnell, Budd & Downes, Inc. ("MBD") and NBT, a true and complete copy of which NBT has delivered to BSB, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of NBT or any NBT Subsidiary.

                  SECTION 3.18.  Pooling of Interest and Tax Matters.

                  Neither NBT nor, to the knowledge of NBT, any of its affiliates (as defined in Section 2.14) has through the date of this Agreement taken or agreed to take any action that would prevent NBT from accounting for the business combination to be effected by the Merger and the Bank Merger as a pooling of interests in accordance with GAAP or would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. NBT has no reason to believe that the Merger will not qualify as a pooling of interests or as a reorganization under Section 368(a) of the Code.

                  SECTION 3.19.  Votes Required.

                  The requisite affirmative votes of holders of a majority of the outstanding shares of NBT Common Stock entitled to vote with respect to the approval of this Agreement and the issuance of NBT Common Stock in the Merger pursuant to this Agreement and the amendments to NBT's Certificate of Incorporation to increase the number of shares of NBT Common Stock that NBT is authorized to issue and to provide a new name for the Surviving Corporation are the only votes of the holders of any class or series of NBT's capital stock required in connection with the Merger.

                  SECTION 3.20.  Fairness Opinion.

                  NBT has received an opinion of MBD on or prior to the date of this Agreement to the effect that, as of the date of such opinion, the Exchange Ratio is fair to the stockholders of NBT, from a financial point of view ("NBT Fairness Opinion") and MBD has consented to the inclusion of the NBT Fairness Opinion in the Registration Statement.

                  SECTION 3.21 Rights Agreement.

                  The Board of Directors of NBT has taken such action as is necessary to render the NBT Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement.

                                   ARTICLE IV

                            COVENANTS OF BSB AND NBT

                  SECTION 4.01.  Affirmative Covenants.

                        (a) Each of BSB and NBT hereby covenants and agrees with the other that prior to the Effective Time, unless the prior written consent of the other shall have been obtained and except as otherwise contemplated herein, BSB will, and will cause each BSB Subsidiary to, and NBT will, and will cause each NBT Subsidiary to, conduct their respective businesses in the ordinary course of business in a manner consistent with past practice, use their respective reasonable best efforts to preserve intact their respective business organizations, keep available the services of their respective current officers, employees and consultants and to preserve their respective current business relationships.

                        (b) Notwithstanding that BSB believes that it has established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, BSB recognizes that NBT may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). In that regard, BSB shall establish such additional accruals and reserves as may be necessary to conform the accounting and credit loss reserve practices and methods of BSB to those of NBT, provided, that no such action need be effected until the parties receive all necessary governmental and stockholder approvals and consents to consummate the transactions contemplated hereby.

                  SECTION 4.02.  Negative Covenants.

                  Except as set forth in Section 4.02 of the BSB Disclosure Schedule or the NBT Disclosure Schedule, as applicable, and except as specifically contemplated by this Agreement, from the date of this Agreement until the Effective Time, each of BSB and NBT shall not do, and, in the case of BSB, permit the BSB Subsidiaries to do, and, in the case of NBT, permit the NBT Subsidiaries to do, without the prior written consent of NBT or BSB, as applicable, any of the following:

                        (a) adjust, split, combine or reclassify any capital stock, declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock, except for quarterly dividends or, in the case of the periodic stock dividends of NBT, annual declarations and payments in accordance with past practice and in per share amounts not in excess of historical per share dividend amounts; provided, however, that after the date of this Agreement, each of NBT and BSB shall coordinate with the other the declaration of any cash dividends in respect of NBT Common Stock and BSB Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of NBT Common Stock and BSB Common Stock shall not receive two cash dividends, or fail to receive one cash dividend, for any quarter with respect to their shares of NBT Common Stock and/or BSB Common Stock and any shares of NBT Common Stock any such holder receives in exchange therefor in the Merger;

                        (b) (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, conversion or other rights to acquire any shares of its capital stock or any such securities or obligations, (ii) effect any reorganization or recapitalization, (iii) purchase or otherwise acquire any assets or stock of any corporation, bank or other business for consideration which in the aggregate exceeds $10 million, except that such amount shall be $30 million in the case of any such transaction as to which NBT gives BSB advance written notice and the opportunity to confer and that would not delay the transaction contemplated by this Agreement, or (iv) liquidate, sell, dispose of or encumber any assets for consideration which in the aggregate exceeds $25 million (except for bank borrowings and operations in the ordinary course);

                        (c) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of any class of its capital stock (including shares held in treasury) or any rights, warrants or options to acquire, any such shares;

                        (d) propose or adopt any amendments to its certificate of incorporation or bylaws;

                        (e) change any of its methods of accounting in effect at December 31, 1999, or change any of its methods of reporting income or
deductions   for  federal  income
tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1998, except as may be required by law or GAAP;

                        (f) other than in the ordinary course of business consistent with past practice, or by operation of law in connection with merger transactions set forth in Section 4.02 of the NBT Disclosure Schedule, incur any indebtedness for borrowed money (other than (x) short-term indebtedness incurred to refinance short-term indebtedness or (y) indebtedness among its corporate affiliates), or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

                        (g) except for transactions in the ordinary course of business consistent with past practice, and except for agreements entered into or terminated in connection with merger transactions set forth in Section 4.02 of the NBT Disclosure Schedule (other than any such termination by mutual agreement of the parties), enter into or terminate any material contract or agreement, or make any change in any of its material leases or material contracts, other than renewals of such contracts and leases without material adverse changes of terms;

                        (h) increase in any manner the compensation or fringe benefits of any of its employees, except as required by existing plans or agreements or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, adopt, terminate, amend or commit itself to any pension, retirement, profit sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than, in each case, in the ordinary course of business consistent with past practice, or except as required by existing plans or agreements, or accelerate the vesting of any deferred compensation, stock options or other stock-based compensation;

                        (i) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practices;

                        (j) take any action that would prevent or impede the Merger from qualifying (i) for pooling of interests accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code: provided, however, that nothing contained herein shall limit the ability of NBT or BSB to exercise its rights under the BSB Stock Option Agreement or the NBT Stock Option Agreement, respectively;

                        (k) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement, except, in each case, as may be required by applicable law;

                        (l) take any action or fail to take any action which individually or in the aggregate can be reasonably expected to have a Material Adverse Effect on, in the case of BSB, BSB and the BSB Subsidiaries, taken as a whole or, in the case of NBT, NBT and the NBT Subsidiaries, taken as a whole; or

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

                        (m) agree in writing or otherwise to do any of the foregoing.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  SECTION 5.01.  Registration Statement; Joint Proxy Statement.

                        (a) As promptly as practicable after the execution of this Agreement, (i) BSB and NBT shall prepare the Joint Proxy Statement which shall constitute the joint proxy statement of BSB and NBT and the prospectus of NBT relating to the meetings of BSB's and NBT's stockholders to be held to consider approval and adoption of this Agreement and, with respect to NBT, related amendments to its Certificate of Incorporation, and (ii) NBT shall prepare and file with the SEC a registration statement on Form S-4 (together with any amendments thereto, the "Registration Statement") which shall include the Joint Proxy Statement, with respect to the registration of the shares of NBT Common Stock to be issued to the stockholders and option holders of BSB in the Merger. NBT and BSB shall each use its reasonable best efforts to cause the Registration Statement to become effective as soon as reasonably practicable. BSB will furnish to NBT all information concerning BSB and the BSB Subsidiaries required to be set forth in the Registration Statement and NBT will provide BSB and its counsel the opportunity to review such information as set forth in the Registration Statement and Joint Proxy Statement. NBT and BSB will each render to the other its full cooperation in preparing, filing, prosecuting the filing of, and amending the Registration Statement such that it comports at all times with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Each of NBT and BSB will promptly advise the other if at any time prior to the Effective Time any information provided by it for inclusion in the Registration Statement or the Joint Proxy Statement appears to have been, or shall have become, incorrect or incomplete and will furnish the information necessary to correct such misstatements or omissions. As promptly as practicable after the Registration Statement shall have become effective, each of BSB and NBT will mail the Joint Proxy Statement to its respective stockholders. NBT shall also take any action required to be taken under any applicable blue sky laws in connection with the issuance of the shares of NBT Common Stock to be issued as set forth in this Agreement and BSB and the BSB Subsidiaries shall furnish all information concerning BSB, the BSB
Subsidiaries and the holders of Shares and other assistance as NBT may reasonably request in connection with such action.

                        (b) (i) The Joint Proxy Statement shall include the recommendation of the Board of Directors of BSB to the stockholders of BSB in favor of approval and adoption of this Agreement; provided, however, that, in connection with recommending approval of a Superior Competing Transaction (as defined in Section 5.05), the Board of Directors of BSB may, at any time prior to such time as the stockholders of BSB shall have adopted and approved this Agreement in accordance with Delaware Law, withdraw, modify or change any such recommendation to the extent that the Board of Directors of BSB determines in good faith, after consultation with and based upon the advice of independent legal counsel, that the failure to so withdraw, modify or change its

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

recommendation would cause the Board of Directors of BSB to breach its fiduciary duties to BSB's stockholders under applicable law and, notwithstanding anything to the contrary contained in this Agreement, any such withdrawal, modification or change of recommendation shall not constitute a breach of this Agreement by BSB.

                              (ii) The Joint Proxy  Statement  shall include the
recommendation of the Board of Directors of NBT to the stockholders of NBT in favor of approval and adoption of this Agreement and the issuance of NBT Common Stock in the Merger pursuant to the Agreement and the amendment of NBT's Certificate of Incorporation to increase the number of shares of NBT Common Stock that NBT is authorized to issue and to provide for a new name for the Surviving Corporation; provided, however, that, in connection with recommending approval of a Superior Competing Transaction, the Board of Directors of NBT may, at any time prior to such time as the stockholders of NBT shall have adopted and approved this Agreement in accordance with Delaware Law withdraw, modify, or change any such recommendation to the extent that the Board of Directors of NBT determines in good faith, after consultation with and based upon the advice of independent legal counsel, that the failure to so withdraw, modify or change its recommendation would cause the Board of Directors of NBT to breach its fiduciary duties to NBT's stockholders under applicable law and, notwithstanding anything to the contrary contained in this Agreement, any such withdrawal, modification or change of recommendation shall not constitute a breach of this Agreement by NBT.

                        (c) Notwithstanding any withdrawal, modification or change in any approval or recommendation of the Board of Directors of BSB or NBT, as the case may be, each of BSB and NBT agree to hold their respective Stockholders' Meetings in accordance with the time period specified in Section 5.02.

                        (d) No amendment or supplement to the Joint Proxy Statement or the Registration Statement will be made by NBT or BSB without the approval of the other party (which will not be unreasonably withheld or delayed). NBT and BSB each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the NBT Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Registration Statement, or comments thereon and responses thereto or requests by the SEC for additional information.

                        (e) NBT shall as promptly as reasonably practicable prepare and submit to the NASDAQ a listing application covering the shares of NBT Common Stock issuable in the Merger and the shares of NBT Common Stock underlying the BSB options outstanding immediately prior to the Effective Time, and shall use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such NBT Common Stock, subject to official notice of issuance and BSB shall cooperate with NBT with respect to such listing.

                        (f) The information supplied by NBT for inclusion in the Registration Statement or the Joint Proxy Statement (including incorporation by reference)

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

shall not, at (i) the time the  Registration  Statement  is declared  effective,
(ii) the time the Joint Proxy Statement (or any amendment thereof or supplement thereto), is first mailed to the stockholders of NBT and BSB, respectively, and
(iii) the time of each of the Stockholders' Meetings, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time, any event or circumstance relating to NBT or any NBT Subsidiary, or their respective officers or directors, should be discovered by NBT that pursuant to the Securities Act or the Exchange Act should be set forth in an amendment or a supplement to the Registration Statement or the Joint Proxy Statement, NBT shall promptly inform BSB. All documents that NBT is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder and the Exchange Act and the rules and regulations promulgated thereunder.

                        (g) The information supplied by BSB for inclusion in the Registration Statement or the Joint Proxy Statement (including incorporation by reference) shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Joint Proxy Statement (or any amendment thereof or supplement thereto), is first mailed to the stockholders of NBT and BSB, respectively, and (iii) the time of each of the Stockholders' Meetings, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time, any event or circumstance relating to BSB or any BSB Subsidiary, or their respective officers or directors, should be discovered by BSB that pursuant to the Securities Act or the Exchange Act should be set forth in an amendment or a supplement to the Registration Statement or the Joint Proxy Statement, BSB shall promptly inform NBT. All documents that BSB is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder and the Exchange Act and the rules and regulations promulgated thereunder.

                  SECTION 5.02.  Meetings of Stockholders.

                        (a) Each of BSB and NBT shall call and hold a meeting of its stockholders (collectively, the "Stockholders' Meetings"), as promptly as practicable for the purpose of voting upon the adoption of this Agreement, and BSB and NBT shall hold the Stockholders' Meetings as soon as practicable after the date on which the Registration Statement becomes effective and will use reasonable best efforts to hold the Stockholders' Meetings on the same day. Each of BSB and NBT shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement, and shall take all other action necessary or advisable to secure the vote(s) of its stockholders required by the Delaware Law in each case as applicable to obtain such approvals; provided, however, that BSB or NBT, as applicable, shall not be obligated to solicit proxies in favor of the adoption of this Agreement at its Stockholders' Meeting to the extent that the Board of Directors of BSB or NBT, as applicable, determines in good faith that such failure to solicit proxies is required in order to comply with its fiduciary duties under

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

applicable Law after receiving advice to such effect from independent legal counsel (who may be such party's regularly engaged outside legal counsel); provided further, however, that notwithstanding anything to the contrary in the foregoing, each of BSB and NBT shall hold its Stockholders' Meeting in accordance with the time periods specified in the first sentence of this Section 5.02.

                  SECTION 5.03.  Access to Information; Confidentiality.

                        (a) From the date hereof to the Effective Time, to the extent permitted by applicable Laws and contracts, BSB will provide to NBT (and its officers, directors, employees, accountants, consultants, legal counsel, investment bankers, advisors, agents and other representatives, collectively, "Representatives") access to all information and documents which NBT may reasonably request regarding the business, assets, liabilities, employees, contracts and other aspects of BSB.

                        (b) From the date hereof to the Effective Time, to the extent permitted by applicable Law and contracts, NBT will provide to BSB and its Representatives access to all information and documents which BSB may reasonably request regarding the business, assets, liabilities, employees, contracts and other aspects of NBT.

                        (c) The Parties shall comply with and shall cause their respective Representatives to comply with, all their respective obligations under the Confidentiality Agreements entered into by the parties (the "Confidentiality Agreements"), it being understood that the Parties hereto shall have the rights as beneficiaries under such agreements.

                        (d) No investigation pursuant to this Section 5.03 shall affect any representation or warranty in this Agreement of any Party hereto or any condition to the obligations of the parties hereto.

                  SECTION 5.04.  Appropriate Action; Consents; Filings.

                  BSB and NBT shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by this Agreement; (ii) obtain all consents, licenses, permits, waivers, approvals, authorizations or orders required under Law (including, without limitation, all foreign and domestic (federal, state and local) governmental and regulatory rulings and approvals and parties to contracts) in connection with the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby and thereby, including, without limitation, the Merger; and
(iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and any other applicable federal or state securities laws; (B) any applicable federal or state banking laws (including, without limitation, filing a notice with the FRB with respect to approval of the Merger under the BHCA and the applicable regulations promulgated thereunder or a request for waiver of the jurisdiction of the FRB under the BHCA); and (C) any other applicable law (including, without limitation,

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

any applicable state insurance laws). BSB and NBT shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing. BSB and NBT shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Joint Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use all reasonable efforts to take all such necessary action. Anything in this Agreement notwithstanding, neither BSB nor NBT shall be required by virtue of this Agreement to comply with or agree to any regulatory order, condition, demand, or request that seeks the divestiture of deposits, branches, or loans whose divestiture would constitute a Material Adverse Effect with respect to the Surviving Corporation.

                  SECTION 5.05.  No Solicitation of Transactions.

                        (a) BSB shall immediately cease and cause to be terminated any existing discussions or negotiations relating to a Competing Proposal (as defined below), other than with respect to the Merger, with any parties conducted heretofore. BSB will not, directly or indirectly, and will instruct its Representatives not to, directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or reasonably may be expected to lead to, any Competing Proposal, or enter into or maintain discussions or negotiate with any person in furtherance of or relating to such inquiries or to obtain a Competing Proposal, or agree to or endorse any Competing Proposal, or authorize or permit any Representative of BSB or any of its subsidiaries to take any such action, and BSB shall use its reasonable best efforts to cause the Representatives of BSB and the BSB Subsidiaries not to take any such action, and BSB shall promptly notify NBT if any such inquiries or proposals are made regarding a Competing Proposal, and BSB shall keep NBT informed, on a current basis, of the status and terms of any such proposals; provided, however, that prior to such time as the stockholders of BSB shall have adopted and approved this Agreement in accordance with Delaware Law, nothing contained in this Section 5.05 shall prohibit the Board of Directors of BSB from (i), in connection with a Superior Competing Transaction (as defined below), furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide proposal to acquire BSB pursuant to a merger, consolidation, share exchange, business combination or other similar transaction, if, and only to the extent that, (A) the Board of Directors of BSB, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is required for the Board of Directors of BSB to comply with its fiduciary duties to stockholders imposed by Delaware Law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person, BSB provides written notice to NBT to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person, (C) prior to furnishing such information to such person, BSB receives from such person an executed confidentiality agreement with terms no less favorable to BSB than those contained in the Confidentiality Agreements, and (D) BSB

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

keeps NBT informed, on a current basis, of the status and details of any such discussions or negotiations; or (ii) complying with Rule 14e-2 promulgated under the Exchange Act.

                        (b) NBT shall immediately cease and cause to be terminated any existing discussions or negotiations relating to a Competing Proposal, other than with respect to the Merger, with any parties conducted heretofore. NBT will not, directly or indirectly, and will instruct its Representatives not to, directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably may be expected to lead to, any Competing Proposal, or enter into or maintain discussions or negotiate with any person in furtherance of or relating to such inquiries or to obtain a Competing Proposal, or agree to or endorse any Competing Proposal, or authorize or permit any Representative of NBT or any of its subsidiaries to take any such action, and NBT shall use its reasonable best efforts to cause the Representatives of NBT and the NBT Subsidiaries not to take any such action, and NBT shall promptly notify BSB if any such inquiries or proposals are made regarding a Competing Proposal, and NBT shall keep BSB informed, on a current basis, of the status and terms of any such proposals; provided, however, that prior to such time as the stockholders of NBT shall have adopted and approved this Agreement in accordance with Delaware Law, nothing contained in this Section 5.05 shall prohibit the Board of Directors of NBT from (i) in connection with a Superior Competing Transaction, furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide proposal to acquire NBT pursuant to a merger, consolidation, share exchange, business combination or other similar transaction, if, and only to the extent that, (A) the Board of Directors of NBT, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is required for the Board of Directors of NBT to comply with its fiduciary duties to stockholders imposed by Delaware Law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person, NBT provides written notice to BSB to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person,
(C) prior to furnishing such information to such person, NBT receives from such person an executed confidentiality agreement with terms no less favorable to NBT than those contained in the Confidentiality Agreements, and (D) NBT keeps BSB informed, on a current basis, of the status and details of any such discussions or negotiations; or (ii) complying with Rule 14e-2 promulgated under the Exchange Act.

                        (c) For purposes of this Agreement, "Competing Proposal" shall mean any of the following involving BSB or any BSB Subsidiary, on the one hand, or NBT or any NBT Subsidiary, on the other hand: any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase by such person of a business of BSB or NBT, as applicable, that constitutes 15% or more of the net revenues, net income or assets of BSB or NBT, as applicable, and its subsidiaries, taken as a whole, or 15% or more of any class of equity securities of BSB or NBT, as applicable, or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of BSB or NBT, as applicable, or any of its subsidiaries, any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving BSB or NBT, as applicable, or any of its subsidiaries, other than the transactions contemplated by this Agreement.

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

                        (d) For purposes of this Agreement "Superior Competing Transaction" shall mean any of the following involving BSB or any BSB Subsidiary, on the one hand, or NBT or any NBT Subsidiary, on the other hand: any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of BSB Common Stock or NBT Common Stock, as applicable, then outstanding or all or substantially all the assets of BSB and NBT, as applicable, and otherwise on terms which the Board of Directors of BSB or NBT, as applicable, determines in its good faith judgment (based on the opinion of KBW or MBD, as applicable, or another financial advisor of nationally recognized reputation) to be more favorable to its stockholders than the Merger and for which financing, to the extent required, is then committed or which if not committed is, in the good faith judgment of its Board of Directors, reasonably capable of being obtained by such third party.

                  SECTION 5.06.  Indemnification.

                        (a) From and after the Effective Time through the sixth anniversary thereof, or until the final disposition of such Claim (as herein defined) with respect to any Claim asserted within the period, NBT and the Surviving Corporation shall, jointly and severally, indemnify, defend and hold harmless the present and former officers, directors and employees of BSB determined as of the Closing Date (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of (with the approval of NBT and the Surviving Corporation, which will not be unreasonably withheld), or in connection with, any claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on the fact that such person is or was such a director, officer or employee and arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), in each case to the fullest extent permitted under Delaware Law and the Federal Deposit Insurance Act ("FDIA") and NBT's Certificate of Incorporation and Bylaws (and shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under Delaware Law and the FDIA, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances; provided that the person to whom expenses are advanced provides an undertaking to repay such expenses if it is ultimately determined that such person is not entitled to indemnification).

                        (b) Any Indemnified Party wishing to claim indemnification under this Section 5.06, upon learning of any such Claim, shall notify NBT and the Surviving Corporation (although the failure so to notify NBT and the Surviving Corporation shall not relieve either thereof from any liability that NBT or the Surviving Corporation may have under this Section 5.06, except to the extent such failure materially prejudices such party). NBT and the Surviving Corporation shall have the right to assume the defense thereof and if such right is exercised NBT and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if NBT and the Surviving Corporation elect not to assume such defense or there is a conflict of interest between NBT and the Surviving Corporation and the Indemnified

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

Parties, the Indemnified Parties may retain counsel satisfactory to them, and, in such case, NBT and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that (i) NBT and the Surviving Corporation shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties except to the extent that local counsel, in addition to such parties' regular counsel, is necessary or desirable in order to effectively defend against such action or proceeding, (ii) NBT, the Surviving Corporation and the Indemnified Parties will cooperate in the defense of any such matter, or (iii) NBT and the Surviving Corporation shall not be liable for any settlement effected without its prior written consent, which consent will not be unreasonably withheld or delayed, and provided, further, that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and not subject to further appeal, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. No Indemnified Party shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to such Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

                        (c) NBT shall purchase for the benefit of the persons serving as executive officers and directors of BSB immediately prior to the Effective Time, directors' and officers' liability insurance coverage for three years after the Effective Time, under either BSB's policy in existence on the date hereof, or under a policy of similar coverage and amounts containing terms and conditions which are generally not less advantageous than BSB's current policy, and in either case, with respect to acts or omissions occurring prior to the Effective Time which were committed by such executive officers and directors in their capacity as such provided, however, that in no event shall NBT be required to expend pursuant to this Section 5.06(c) more than the amount equal to 150 % of the current annual amount expended by BSB to maintain or procure insurance coverage pursuant hereto. In connection with the foregoing, BSB agrees to provide such insurer or substitute insurer with such representations as such insurer may reasonably request with respect to the reporting of any prior claims.

                        (d) This Section 5.06 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties referred to herein, their heirs and personal representatives and shall be binding on NBT and the Surviving Corporation and their respective successors and assigns.

                  SECTION 5.07.  Employee Benefits.

                        (a) If any employee of BSB, any BSB Subsidiary, NBT or any NBT Subsidiary becomes a participant in any employee benefit plan, practice, or policy of the Surviving Corporation, the Resulting Bank or any related entity, such employee shall be given credit under such plan, practice, or policy for all service prior to the Effective Time with BSB, such BSB Subsidiary, NBT, or such NBT Subsidiary for purposes of eligibility and vesting, but not for benefit accrual purposes under any such plan, practice, or policy in which such employee was not a participant before the Effective Time (except that, if any such employee benefit plan which is instituted or assumed ("Assumed DB Plan") by the Surviving Corporation, the Resulting Bank or related entity pursuant to Section 5.07(c) is a defined benefit plan with a cash balance feature, each such employee shall receive credit under such Assumed DB Plan for his service with his employer prior to the Effective Time for benefit accrual purposes, except that the benefit accrual under any predecessor defined benefit plan in which such employee participated shall be taken into account under the Assumed DB Plan), for which such service is taken into account or recognized, and, if necessary, the Surviving Corporation, the Resulting Bank, or related entity as applicable, shall cause any and all pre-existing condition limitations and eligibility waiting periods under group health plans to be waived with respect to such participants and their eligible dependents (except to the extent such pre-existing condition limitations are no more onerous than similar limitations, or such waiting periods do not extend any waiting period, applicable to such employee under the plans of BSB or any BSB Subsidiary), provided that there be no duplication of such benefits as are provided under any employee benefit plans, practices, or policies of BSB, any BSB Subsidiary, NBT or any NBT Subsidiary that are instituted or continued in effect following the Effective Time.

                        (b) Each employee of BSB, any BSB Subsidiary, NBT or any NBT Subsidiary (except any employee who is a party to an employment, change of control or other agreement providing for severance with BSB or any BSB Subsidiary) who becomes an employee of the Surviving Corporation, Resulting Bank or any related entity or who, following the Effective Time, remains an employee of BSB, any BSB Subsidiary, NBT or any NBT Subsidiary and is terminated by the Surviving Corporation, the Resulting Bank or any related entity subsequent to December 31, 2000 shall be entitled to severance pay, if any, in accordance with the Surviving Corporation's, Resulting Bank's or related entity's new severance plan developed and instituted pursuant to Section 5.07(c) on or before December 31, 2000. Such employee's service with BSB, such BSB Subsidiary, NBT or such NBT Subsidiary shall be treated as service with the Surviving Corporation, Resulting Bank or related entity for purposes of determining the amount of severance pay, if any, under the new severance plan of the Surviving Corporation, Resulting Bank or related entity. If any employee is terminated after the Effective Time but prior to January 1, 2001, such employee shall be covered by his former employer's severance policy.

                        (c) On or before January 1, 2001, the Parties will review their respective Plans, and develop and institute new plans effective January 1, 2001. The overall benefits program so developed and instituted for the Surviving Corporation, Resulting Bank and each related entity, to the extent feasible, shall be comparable to the previous overall benefit programs of BSB, BSB Bank, NBT and NBT Bank. In order to effect the foregoing, the Surviving Corporation, Resulting Bank, and related entities, as applicable, shall, on or before January 1, 2001, adopt any new plan documents, or amend existing Plan documents (including the Assumed DB Plan referred to in Section 5.07(a) above) and shall file any form that may be required to comply with the terms of the resulting Plans, the Code and ERISA. In the event that employees who were employees of BSB or any BSB Subsidiary at the Effective Time become participants in a defined benefit plan of the Surviving Corporation, Resulting Bank or a related entity that has a cash balance feature, the Surviving Corporation will use commercially reasonable efforts to provide such employees with substantially similar elections with respect to participation in such plan as were provided to similarly situated employees of NBT and NBT Bank with respect to such plan. Nothing in this Section 5.07(c) shall be deemed to require any duplication of benefits. Moreover, nothing in this Agreement shall limit the right and authority of the Surviving Corporation, the Resulting Bank or related entities after the Effective Time to adopt, amend, modify or terminate any Plan.

                  SECTION 5.08.  Executive Agreements and Employee Severance.

                        (a) NBT and BSB agree to cause the Surviving Corporation and each relevant BSB Subsidiary or NBT Subsidiary to honor, without modification, and perform its obligations under, the contracts, plans and arrangements listed in Section 5.08(a) of BSB Disclosure Schedule and the NBT Disclosure Schedule.

                        (b) Following the Merger, it is the intent of NBT and the Surviving Corporation that such entities will, and will cause any of their respective direct and indirect subsidiaries to, in connection with reviewing candidates for employment positions, give equal opportunity for such positions to employees of NBT and any NBT Subsidiaries and employees of BSB and any BSB Subsidiaries. In addition, employees of BSB will be accorded equal priority in the hiring process.

                  SECTION 5.09.  Notification of Certain Matters.

                  BSB shall give prompt notice to NBT, and NBT shall give prompt notice to BSB, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (ii) any failure of BSB or NBT, as the case may be, to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.09 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

                  SECTION 5.10.  Public Announcements.

                  NBT and BSB shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation and with mutual consent of both parties, except as may be required by law or any listing agreement with the Nasdaq Stock Market.

                  SECTION 5.11.  Expenses.

                  (a) All Expenses (as described below) incurred by NBT and BSB shall be borne by the Party which has incurred the same, except that the Parties shall share equally in the cost of filing the Registration Statement with the SEC, printing the Joint Proxy Statement and all other regulatory filing fees incurred in connection with this Agreement. Except as set forth in the next sentence, in the event that this Agreement is terminated by either NBT or BSB by reason of a material breach pursuant to Sections 7.01(c)

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

or (d) hereof or by NBT or BSB pursuant to Sections 7.01(e) and (f) hereof, the other Party shall pay all documented, reasonable costs and expenses up to $350,000 incurred by the terminating Party in connection with this Agreement and the transactions contemplated hereby. In the event that this Agreement is terminated by NBT or BSB under Section 7.01(e) by reason of stockholders not having given any required approval, the Party not receiving the required approval shall pay all documented, reasonable costs and expenses up to $350,000 incurred by the other Party in connection with this Agreement and the transactions contemplated hereby. In the event that this Agreement is terminated by NBT or BSB under Section 7.01(g) or (h) by reason of one of the Parties having agreed to enter into an Superior Competing Transaction other than as contemplated hereby, the Party entering into the Superior Competing Transaction shall pay all documented, reasonable costs and expenses up to $350,000 incurred by the other Party in connection with this Agreement and the transactions contemplated hereby.

                        (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to the Party and its affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation and execution of this Agreement, BSB Stock Option Agreement and the NBT Stock Option Agreement, the solicitation of stockholder approvals and all other matters related to the closing of the transactions contemplated hereby.

                  SECTION 5.12.  Delivery of Stockholder List.

                  BSB shall arrange to have its transfer agent deliver to NBT or its designee, from time to time prior to the Effective Time, a true and complete list setting forth the names and addresses of the stockholders of BSB, their holdings of stock as of the latest practicable date, and such other stockholder information as NBT may reasonably request.

                  SECTION 5.13.  Letters of Accountants.

                        (a) BSB shall use its reasonable efforts to cause to be delivered to NBT a "comfort" letter of PricewaterhouseCoopers LLP, BSB's independent public accountants, dated and delivered on the date on which the Registration Statement shall become effective and as the date of the Effective Time, and addressed to NBT, in the form, scope and content contemplated by Statement on Auditing Standards No. 72 issued by the American Institute of Certified Public Accountants, Inc. ("SAS 72"), relating to the financial statements and other financial data with respect to BSB and its consolidated subsidiaries included or incorporated by reference in the Joint Proxy Statement and such other matters as may be reasonably required by NBT, and based upon procedures carried out to a specified date not earlier than five days prior to the date thereof.

                        (b) NBT shall use its reasonable efforts to cause to be delivered to BSB a "comfort" letter of KPMG LLP, NBT's independent public accountants, dated and delivered on the date on which the Registration Statement shall become effective and as of the date of the Effective Time, and addressed to BSB, in the form, scope and content contemplated by SAS 72, relating to the financial statements and other financial data with respect to NBT and its consolidated subsidiaries included in or incorporated by reference in the Joint Proxy Statement and such other matters as may be reasonably required by BSB,

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

and based upon procedures carried out to a specified date not earlier than five days prior to the date thereof.

                  SECTION 5.14.  BSB Reports.

                        (a) BSB shall timely file all required BSB Reports, each of which (i) shall be prepared in all material respects in accordance with, in the case of filings with the SEC, the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and in the case of all other BSB Reports, the requirements of any Regulatory Agency applicable to such BSB Reports and (ii) shall not at the time they are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                        (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in BSB SEC Reports filed after the date of this Agreement and prior to the Effective Time shall be prepared in accordance with the published rules and regulations of the SEC and GAAP throughout the periods indicated and each shall present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of BSB and its consolidated subsidiaries at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which are not expected, individually or in the aggregate, to have a Material Adverse Effect upon BSB).

                  SECTION 5.15.  NBT Reports.

                        (a) NBT shall timely file all required NBT Reports, each of which (i) shall be prepared in all material respects in accordance with, in the case of filings with the SEC, the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and in the case of all other NBT Reports, the requirements of any Regulatory Agency applicable to such NBT Reports and (ii) shall not at the time they are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                        (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the NBT SEC Reports filed after the date of this Agreement and prior to the Effective Time shall be prepared in accordance with the published rules and regulations of the SEC and GAAP throughout the periods indicated and each shall present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of NBT and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which are not expected, individually or in the aggregate, to have a Material Adverse Effect upon NBT).

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

                  SECTION 5.16.  Pooling.

                  NBT and BSB shall take all reasonable actions to insure pooling of interest treatment for the Merger.

                  SECTION 5.17   Disclosure Schedules.

                  NBT and BSB shall promptly advise the other party of any change or event that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect on NBT or BSB, as the case may be, or to cause or constitute a breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Closing Date, each party will promptly supplement or amend its disclosure schedule delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule or which is necessary to correct any information in such disclosure schedule which has been rendered inaccurate thereby. No supplement or amendment to such disclosure schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Articles II or III hereof, as the case may be, or the compliance by NBT or BSB, as the case may be, with the respective covenants set forth in Article IV hereof.

                  SECTION 5.18 Regulatory Matters.

                  (a) As promptly as practicable following the execution and delivery of this Agreement, if applicable, BSB and NBT will prepare and file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "DOJ") Notification and Report Forms relating to the transactions contemplated herein if and as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed by the parties (the "Antitrust Filings"). The Parties will comply with any requests for additional information relating to the Antitrust Filings and will use their reasonable best efforts to secure all required approvals of the Antitrust Filings.

                  (b) The Parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (which shall include the Antitrust Filings), and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). BSB and NBT shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to BSB and NBT, as the case may be, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement and will promptly notify each other of any communication with any Governmental Entity and provide the other with an opportunity to participate in any meetings with a Governmental Entity relating thereto; provided, however, that nothing contained herein shall be deemed to provide either Party with a right to review any information provided to any Governmental Entity on a confidential basis in
connection  with  the  transactions   contemplated  hereby.  In

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

exercising the foregoing right, each of the Parties hereto shall act reasonably and as promptly as practicable. The Parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to contemplation of the transactions contemplated herein.

                  (c) BSB and NBT shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed.

                                   ARTICLE VI

                              CONDITIONS OF MERGER

                  SECTION 6.01. Conditions to Obligation of Each Party to Effect the Merger.

                  The respective obligations of each Party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                        (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall, on or prior to the Effective Time, have been initiated or, to the knowledge of NBT or BSB, threatened by the SEC. NBT shall have received all other federal or state securities permits and other authorizations necessary to issue NBT Common Stock in exchange for BSB Common Stock and to consummate the Merger.

                        (b) Stockholder Approvals. This Agreement shall have been approved and adopted by the requisite vote of the stockholders of BSB. The Agreement and the issuance of shares of NBT Common Stock in the Merger pursuant to this Agreement and the amendments to NBT's Certificate of Incorporation to increase the number of shares of NBT Common Stock that NBT is authorized to issue and to provide a new name for the Surviving Corporation shall have been approved by the requisite vote of the stockholders of NBT.

                        (c) Regulatory Approvals. All requisite approvals of this Agreement and the transactions contemplated hereby shall have been received from the FRB and any other applicable regulatory authority, and all conditions required to be satisfied prior to the Effective Time imposed by the terms of such approvals shall have been satisfied and all waiting periods relating to such approvals shall have expired.

                        (d) Nasdaq Listing. The shares of NBT Common Stock that are to be issued to the stockholders of BSB and holders of BSB options in the Merger shall have

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

been authorized for listing on the Nasdaq Stock Market's National Market, subject to notice of issuance.

                        (e) No Order. No federal or state governmental or regulatory authority or other agency or commission, or federal or state court of competent jurisdiction, shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement.

                        (f) No Challenge. There shall not be pending any action, proceeding or investigation before any court or administrative agency or by any government agency or any other person (i) challenging or seeking material damages in connection with the Merger or (ii) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by NBT or the NBT Subsidiaries of all or any portion of the business or assets of BSB or any BSB Subsidiary, which in either case has or would have a Material Adverse Effect on NBT and the Surviving Corporation taken as a whole.

                        (g) Pooling Opinions. NBT and BSB shall have received an opinion from KPMG LLP and PriceWaterhouseCoopers LLP, respectively, to the effect that the Merger qualifies for pooling of interests accounting treatment if consummated in accordance with this Agreement.

                        (h) NBT Tax Opinion. NBT and BSB shall have received an opinion of Duane, Morris & Heckscher LLP, special counsel for NBT dated the Closing Date (as defined in Section 8.01), based upon appropriate assumptions and qualifications, to the effect that the Merger and the Bank Merger will each be treated under existing law for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that NBT and BSB will each be a party to that reorganization within the meaning of
Section 368(b) of the Code that shall have been delivered and that shall not have been withdrawn or modified. In such opinion, special counsel for NBT shall be entitled to rely upon representations of NBT, BSB and any other party reasonably satisfactory in form and substance to such counsel.

                  SECTION 6.02.  Additional Conditions to Obligations of NBT.

                  The obligation of NBT to effect the Merger is also subject to the following conditions:

                        (a) Representation and Warranties. Each of the representations and warranties of BSB set forth in this Agreement shall be true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties speak only as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such date) as though made as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on BSB. Such determination of aggregate Material Adverse Effect shall be made as if there were no materiality

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


qualifications in such representations and warranties. NBT shall have received a certificate of the Chief Executive Officer of BSB dated the Closing Date to that effect.

                        (b) Agreements and Covenants. BSB shall have performed or complied in all material respects with all obligations required to be performed by it under this Agreement on or prior to the Effective Time. NBT shall have received a certificate of the Chief Executive Officer of BSB dated the Closing Date to that effect.

                        (c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made by BSB for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by BSB, except when the failure to obtain or make the same, individually or in the aggregate, would not have a Material Adverse Effect on BSB and BSB Subsidiaries, taken as a whole, or the NBT and the NBT Subsidiaries, taken as a whole.

                        (d) Reserves and Accruals. The reserves and accruals described in Section 4.01(b) shall have been established.

                  SECTION 6.03.  Additional Conditions to Obligations of BSB.

                  The obligation of BSB to effect the Merger is also subject to the following conditions:

                        (a) Representations and Warranties. Each of the representations and warranties of NBT set forth in this Agreement shall be true and correct in all material respects as of the Closing Date (except to the extent such representation and warranties speak as of an earlier date, in which case such representation and warranties shall be true and correct in all material respects as of such earlier date) as though made as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on NBT. Such determination of aggregate Material Adverse Effect shall be made as if there were no materiality qualifications in such representations and warranties. BSB shall have received a certificate of the Chief Executive Officer of NBT dated the Closing Date to that effect.

                        (b) Agreements and Covenants. NBT shall have performed or complied in all material respects with all obligations required to be performed by it under this Agreement on or prior to the Effective Time. BSB shall have received a certificate of the Chief Executive Officer of NBT dated the Closing Date to that effect.

                        (c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made by NBT for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by NBT, except when the failure to obtain or make the same, individually or in the aggregate, would not have a Material Adverse Effect on BSB and BSB Subsidiaries, taken as a whole, or the NBT and the NBT Subsidiaries, taken as a whole.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 7.01.  Termination.

                  This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of BSB and NBT of the matters presented in connection with the Merger:

                        (a) by mutual written consent duly authorized by the Boards of Directors of each of NBT and BSB;

                        (b) by either NBT or BSB if either (i) the Effective Time shall not have occurred on or before November 30, 2000; provided, however, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date or (ii) any injunction preventing the consummation of the Merger shall have become final and nonappealable;

                        (c) by NBT, if there has been a breach of any material representation, warranty, covenant or agreement on the part of BSB set forth in this Agreement, or if any representation or warranty of BSB shall have become untrue, in either case such that the conditions set forth in Section 6.02(a) or
Section 6.02(b) would not be satisfied and such breach is not cured within 30 days after written notice thereof to BSB by NBT;

                        (d) by BSB, if there has been a breach of any material representation, warranty, covenant or agreement on the part of NBT set forth in this Agreement, or if any representation or warranty of NBT shall have become untrue, in either case such that the conditions set forth in Section 6.03(a) or
Section 6.03(b) would not be satisfied and such breach is not cured within 30 days after written notice thereof to NBT by BSB;

                        (e) by either NBT or BSB if (i) at a duly called and held stockholders' meeting therefor, this Agreement shall fail to receive the requisite vote for approval and adoption by BSB's stockholders, or (ii) at a duly called and held stockholders' meeting therefor, this Agreement and the issuance of shares of NBT Common Stock in connection with the Merger pursuant to this Agreement shall fail to receive the requisite vote for approval and adoption by NBT's stockholders;

                        (f) by either NBT or BSB, if at a duly called and held stockholders' meeting therefor, the amendments of NBT's Certificate of Incorporation to increase the number of shares of NBT Common Stock that NBT is authorized to issue and to provide a new name for the Surviving Corporation in connection with the Merger pursuant to this Agreement shall fail to receive the requisite vote for approval by NBT's stockholders;

                        (g) by BSB, if (i) the Board of Directors of BSB authorizes BSB, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Competing Transaction and the BSB notifies NBT in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (or a description of all material terms and conditions thereof) to such notice, (ii) NBT does not make, within three business days of receipt of BSB's written notification of its intention to enter into a binding agreement for a Superior Competing Transaction, an offer that the Board of Directors of BSB determines, in good faith after consultation with its financial advisors, is at least as favorable to the stockholders of BSB as the Superior Competing Transaction, it being understood that BSB shall not enter into any such binding agreement during such three day period and (iii) BSB prior to such termination pursuant to this Section 7.01(g) pays to NBT in immediately available funds the fees required to be paid pursuant to Section 5.11. BSB agrees to notify NBT promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification; or

                        (h) by NBT, if (i) the Board of Directors of NBT authorizes NBT, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Competing Transaction and NBT notifies BSB in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (or a description of all material terms and conditions thereof) to such notice, (ii) BSB does not make, within three business days of receipt of NBT's written notification of its intention to enter into a binding agreement for a Superior Competing Transaction, an offer that the Board of Directors of NBT determines, in good faith after consultation with its financial advisors, is at least as favorable to the stockholders of NBT as the Superior Competing Transaction, it being understood that NBT shall not enter into any such binding agreement during such three day period and (iii) NBT prior to such termination pursuant to this Section 7.01(h) pays to BSB in immediately available funds the fees required to be paid pursuant to Section 5.11. NBT agrees to notify BSB promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification.

                  SECTION 7.02.  Effect of Termination.

                  Except as provided in Section 8.02, in the event of termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of NBT or BSB or any of their respective officers or directors and all rights and obligations of each Party hereto shall cease; provided that notwithstanding anything to the contrary in this Agreement, none of NBT or BSB shall be released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                  SECTION 7.03.  Amendment.

                  This Agreement may be amended by the Parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of this Agreement by the stockholders of BSB and NBT, no amendment may be made which would (i) alter or change the amount or kind of consideration into which each Share shall be converted pursuant to this Agreement upon consummation of the Merger, (ii) alter or change any term of the certificate of incorporation of the Surviving Corporation to be effected by the Merger or (iii) alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of BSB Common Stock or NBT Common Stock. This Agreement may not be amended except by an instrument in writing signed by the Parties hereto.

                  SECTION 7.04.  Waiver.

                  At any time prior to the Effective  Time, any Party hereto may
(a) extend the time for the performance of any of the obligations or other acts of the other Party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  SECTION 8.01.  Closing.

                  Subject to the terms and conditions of this Agreement, the closing (the "Closing") of the Merger will take place at 10:00 a.m. on a date and place specified by the Parties, which shall be no later than three business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VI unless extended by mutual agreement of the Parties (the "Closing Date").

                  SECTION 8.02. Non-Survival of Representations, Warranties and Agreements.

                  The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VII, except that the agreements set forth in
Article I shall survive the Effective Time indefinitely and those set forth in Sections 5.03(c), 5.06, 5.07, 5.08, 5.11, 7.02 and Article VIII hereof shall survive termination indefinitely.

                  SECTION 8.03.  Notices.

                  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified or overnight mail (postage prepaid, return receipt requested) to the Parties at the following addresses (or such other address for a Party as shall be specified by like changes of address) and shall be effective upon receipt:

                  (a)   If to NBT:

                        NBT Bancorp Inc.
                        52 South Broad Street
                        Norwich, New York  13815
                        Attention:  Mr. Daryl R. Forsythe

                        With a copy (which shall not constitute notice) to:

                        Duane, Morris & Heckscher LLP
                        1667 K Street, N.W., Suite 700
                        Washington, D.C.  20006
                        Attention:  Brian D. Alprin, Esq.

                  (b)   If to BSB:

                        BSB Bancorp, Inc.
                        58-68 Exchange Street
                        Binghamton, NY  13902
                        Attention:  President and Chief Executive Officer

                  With a copy (which shall not constitute notice) to:

                        Hogan & Hartson, L.L.P.
                        555 13th Street, N.W.
                        Washington, D.C.  20004
                        Attention:  Stuart G. Stein, Esq.

                        SECTION 8.04.  Additional Definitions.

                  For purposes of this Agreement, the term:

                        (a) "beneficial owner" with respect to any Shares, means a person who shall be deemed to be the beneficial owner of such Shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly,
(A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Shares, or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder;

                        (b) "Business Day" means any day other than a day on which banks in New York are required or authorized to be closed;

                        (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

                        (d) "Material Adverse Effect" means any adverse change, effect, circumstance, event or condition that is or is reasonably likely to be materially adverse to NBT or BSB, as the case may be, and their respective subsidiaries taken as a whole, business, results of operations, properties, financial condition, individually or in the aggregate, or the ability of such Party to consummate the transactions contemplated by this Agreement, except that a Material Adverse Effect shall not be deemed to have occurred as a result of any change, effect, circumstance, event or condition resulting from (i) general changes in economic conditions or the securities markets in general; (ii) general changes in the banking/financial institutions industry; (iii) the Merger or the transactions contemplated thereby (except that the first $10 million of reserves and accruals described in Section 4.01(b) shall be excepted from this definition of "Material Adverse Effect") or the announcement thereof; and (iv) a change in the trading prices of either NBT's or BSB's equity securities between the date of the Agreement and the Effective Time of the Merger.

                        (e)   "person"   means   an   individual,   corporation,
partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

                  SECTION 8.05.  Headings.

                  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 8.06.  Severability.

                  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  SECTION 8.07.  Entire Agreement.

                  This Agreement, together with the BSB and NBT Disclosure Schedules and the Exhibits hereto, constitutes the entire agreement of the Parties and supersedes all prior agreements and undertakings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

                  SECTION 8.08.  Assignment.

                  This Agreement shall not be assigned by operation of law or otherwise.

                  SECTION 8.09.  Parties in Interest.

                  This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under of by reason of this Agreement.

                  SECTION 8.10.  Governing Law.

                  This  Agreement   shall  be  governed  by,  and  construed  in
accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

                  SECTION 8.11.  Counterparts.

                  This Agreement may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, NBT and BSB have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              NBT BANCORP INC.

                              By:     /s/ Daryl R. Forsythe
                                      -------------------------------------
                              Name:   Daryl R. Forsythe
                              Title:  President and Chief Executive Officer

                              BSB BANCORP, INC.

                              By:     /s/ Thomas L. Thorn
                                      -------------------------------------
                              Name:   Thomas L. Thorn
                              Title:  Acting President and Chief Executive
                                      Officer

                                                                       Exhibit A
                               BANK PLAN OF MERGER



         This Bank Plan of Merger (this "Plan of Merger") is made and entered into as of the ____ day of __________, 2000 between NBT BANK, NATIONAL ASSOCIATION, a national banking association located in Norwich, New York ("NBT Bank") and BSB Bank & Trust Company, a New York-chartered commercial bank and trust company located in Binghamton, New York ("BSB Bank").


                                   WITNESSETH


         WHEREAS, NBT Bancorp Inc., a Delaware corporation ("NBT"), and BSB Bancorp, Inc., a Delaware corporation ("BSB"), have entered into an Agreement and Plan of Merger, dated as of April ____, 2000 (the "Agreement");


         WHEREAS, NBT Bank is a wholly owned subsidiary of NBT and BSB Bank is a wholly owned subsidiary of BSB;


         WHEREAS, BSB will merge with and into NBT pursuant to the terms of the Agreement, and immediately thereafter BSB Bank will merge with and into NBT Bank pursuant to this Plan of Merger, with NBT Bank surviving as the resulting bank; and


         WHEREAS, NBT Bank has _______ shares of common stock outstanding, $1.00 par value per share, and BSB Bank has 1,000 shares of capital stock outstanding, $1.00 par value per share.


         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Agreement, the parties hereto do mutually agree, intending to be legally bound, as follows:


                                    ARTICLE 1
                                   DEFINITIONS


         Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:


         1.1 "BANK MERGER" shall mean the merger of BSB Bank with and into NBT Bank as provided in Section 2.1 of this Plan of Merger.

         1.2 "EFFECTIVE TIME" shall mean the date and time at which the merger contemplated by this Plan of Merger becomes effective as provided in Section 2.2 hereof.


         1.3 "MERGING BANKS" shall mean, collectively, BSB Bank and NBT Bank.


         1.4 "OCC" shall mean the Office of the Comptroller of the Currency.


         1.5 "RESULTING BANK" shall refer to NBT Bank as the surviving bank in the Bank Merger.


                                    ARTICLE 2
                            TERMS OF THE BANK MERGER


         2.1      THE BANK MERGER

                  (a) Subject to the terms and conditions set forth in the Agreement, and in accordance with the National Bank Act and the Federal Bank Merger Act and the regulations of the OCC promulgated thereunder, and the New York Banking Law and the regulations of the New York Banking Board and the New York Superintendent of Banks, at the Effective Time, BSB Bank shall be merged with and into NBT Bank pursuant to and upon the terms set forth in this Plan of Merger. NBT Bank shall continue as the Resulting Bank in the Bank Merger and the separate existence of BSB Bank shall cease.


                  (b) As a result of the Bank Merger, (i) each share of capital stock, par value $1.00 per share, of BSB Bank issued and outstanding immediately prior to the Effective Time shall be canceled, and (ii) each share of common stock, par value $1.00 per share, of NBT Bank issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall constitute the only shares of common stock of the Surviving Bank issued and outstanding immediately after the Effective Time.


                  (c) On and after the Effective Time, the Bank Merger shall have the effects set forth in Section 215a(c) of the National Bank Act and
Section 602 of the New York Banking Law.


         2.2      EFFECTIVE TIME

                  The Bank Merger shall become effective (the "Effective Time") at ____ __.m. on __________, 2000.


         2.3      NAME OF THE RESULTING BANK

                  The name of the Resulting Bank shall be "___________________."

         2.4      ARTICLES OF ASSOCIATION

                  On and after the Effective Time, the Articles of Association of NBT Bank shall be the Articles of Association of the Resulting Bank, unless and until amended in accordance with applicable law except that the corporate title shall be changed in accordance with Section 2.3 of this Plan of Merger.


         2.5      BYLAWS

                  On and after the Effective Time, the bylaws of NBT Bank shall be the bylaws of the Resulting Bank, unless and until amended in accordance with applicable law except that the corporate title shall be changed in accordance with Section 2.3 of this Plan of Merger.


         2.6      DIRECTORS AND OFFICERS

                  The directors and executive officers of the Resulting Bank shall be as set forth in Annex 1 hereto.


         2.7      CORPORATE ACTION

                  This Plan of Merger and the consummation of the transactions contemplated hereby have been duly and validly adopted and approved by at least a majority of the Board of Directors of NBT Bank and BSB Bank, and the sole shareholder of each of the Merging Banks.


         2.8      OFFICES OF THE RESULTING BANK

                  NBT Bank, as the Resulting Bank, shall relocate its main office to Binghamton, New York, and shall establish a branch office at its former main office location and also shall establish as branch offices the principal office and branch offices of BSB Bank (except the facility, if any, of BSB that becomes the main office of the Resulting Bank). The location of the main office and other offices of the Resulting Bank shall be as set forth at Annex 2 hereto.


                                    ARTICLE 3
                                  MISCELLANEOUS


         3.1      SUCCESSORS

                  This Plan of Merger shall be binding on the successors of NBT Bank and BSB Bank.

         3.2      COUNTERPARTS

                  This Plan of Merger may be executed in two counterparts, each of which shall be deemed an original, but which taken together shall constitute one and the same document.



                                             [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, each of the parties has caused this Plan of Merger to be duly executed on its behalf by an officer thereunto duly authorized, all as of the day and year first above written.


                                        NBT BANK, NATIONAL ASSOCIATION



ATTEST:


By:                                     By:
    -------------------------------         -----------------------------
    Name:                                    Name:  Daryl R. Forsythe
    Title:  Senior Vice President and        Title: Chairman and Chief Executive
                Corporate Secretary                 Officer















                                        BSB BANK & TRUST COMPANY



ATTEST:

By:                                     By:
    --------------------------------        ------------------------------
    Name:  Larry G. Denniston               Name:  Thomas L. Thorn
    Title: Executive Vice President         Title: Acting President and Chief
           and Secretary                    Executive Officer

                                     ANNEX 1

         DIRECTORS AND OFFICERS OF RESULTING BANK AFTER THE BANK MERGER

                                     ANNEX 2

                 OFFICES OF RESULTING BANK AFTER THE BANK MERGER

                  At the Effective Time of the Bank Merger, NBT Bank will have the following offices:

Location of Main Office
-----------------------



Location of Branch Offices
--------------------------

                                                                       Exhibit B


                    BSB BANCORP, INC. STOCK OPTION AGREEMENT


                       THE TRANSFER OF THE OPTION GRANTED
              BY THIS AGREEMENT IS SUBJECT TO RESALE RESTRICTIONS.


                  This STOCK OPTION AGREEMENT, dated as of April 19, 2000 (this "Agreement"), is entered into between BSB Bancorp, Inc., a Delaware corporation ("Issuer"), and NBT Bancorp Inc., a Delaware corporation ("Grantee").

                                   WITNESSETH:

                  WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger, dated as of even date with this Agreement (the "Plan"), which was executed by the parties thereto prior to the execution of this Agreement; and

                  WHEREAS, as a condition and inducement to Grantee's entering into the Plan and in consideration therefor, Issuer has agreed to grant Grantee the Option (as defined below).

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Plan, the parties hereto agree as follows:

         SECTION 1. Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase, subject to the terms hereof, up to a number of fully paid and nonassessable shares of common stock, par value $0.01 per share of Issuer ("Issuer Common Stock") equal to 19.9% of the total of the number of outstanding shares of Issuer Common Stock as of the first date that the Option becomes exercisable, at a price per share equal to $18.50 (the "Option Price") [Note:
The option price will be the closing market price of Issuer common stock as of the close of business on the day before execution].

         SECTION 2. (a) Grantee may exercise the Option, in whole or part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided, however, that the Option shall terminate and be of no further force and effect upon the earliest to occur of the following events (which are collectively referred to as an "Exercise Termination Event"):

                  (i) The time immediately prior to the Effective Time;

                  (ii) 12 months after the first occurrence of a Purchase Event;

                  (iii)12 months after the termination of the Plan following the occurrence of a Preliminary Purchase Event (as defined below);

                  (iv) upon the termination of the Plan, if no Purchase Event or Preliminary Purchase Event has occurred prior to such termination, by Issuer pursuant to Section 7.01(d) of the Plan, both parties pursuant to Section 7.01(a) of the Plan, or by either party pursuant to Section 7.01(b) of the Plan;

                  (v) upon termination of the Plan, by either party pursuant to Sections 7.01(e) or (f) of the Plan based on (A) the required votes of Grantee's stockholders not being obtained for any reason at the NBT Stockholders' Meeting (as defined in the Plan) or (B) the required vote of Issuer's stockholders not being received at the BSB Stockholders' Meeting (as defined in the Plan), if no Purchase Event or Preliminary Purchase Event has occurred prior to the meeting of Issuer's stockholders (or any adjournment or postponement thereof) held to vote on the Plan; or

                  (vi) 12 months after the termination of the Plan, by Grantee pursuant to Section 7.01(c) thereof as a result of a breach by Issuer, or by Grantee or Issuer pursuant to Section 7.01(g) or (h) of the Plan.

                  (b) The term "Preliminary Purchase Event" shall mean any of the following events or transactions occurring on or after the date hereof and prior to an Exercise Termination Event:

                  (i) Issuer without having received Grantee's prior written consent, shall have entered into any letter of intent or definitive agreement to engage in an Acquisition Transaction (as defined below) with any person (as defined below) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction with any Person (as the term "person" is defined in Sections 3(a)9 and 13(d)(3) of the Exchange Act and the rules and regulations thereunder) other than Grantee or any Grantee Subsidiary. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger, consolidation or other business combination involving Issuer, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer, (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of Beneficial Ownership (as the term "beneficial ownership" is defined in Regulation 13d-3(a) of the Exchange Act) of securities representing 20% or more of the voting power of Issuer; provided, however, that "Acquisition Transaction" shall not include a transaction entered into after the termination of the Plan in which the Issuer is the surviving entity, if in connection with such transaction, no person acquires Beneficial Ownership of 20% or more of the total voting power of the Issuer to be outstanding after giving effect to such transaction and in which the aggregate voting power of Issuer acquired by all persons is less than 33% of the total voting power of Issuer;

                  (ii) Any Person (other than Grantee, any Grantee Subsidiary or any current affiliate of Issuer) shall have acquired Beneficial Ownership of 20% or more of the outstanding shares of Issuer Common Stock;

                  (iii)(a) Any Person (other than Grantee or any Grantee Subsidiary) shall have made a bona fide proposal to Issuer or, by a public announcement or written communication that is or becomes the subject of public disclosure, to Issuer's stockholders prior to the BSB Stockholders' Meeting to engage in an Acquisition Transaction (including, without limitation, any situation in which any Person other than Grantee or any Grantee Subsidiary shall have commenced (as such term is defined in Rule 14d-2 promulgated under the Exchange Act of 1934, as amended (the "Exchange Act"), or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would have Beneficial Ownership of 20% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer", respectively) and (b) the stockholders of Issuer do not approve the Merger, as defined in the Plan, at the BSB Stockholders' Meeting;

                      (iv) There shall exist a willful or intentional breach under the Plan by Issuer and such breach would entitle Grantee to terminate the Plan; or

                      (v) The BSB Stockholders' Meeting to be held for the purpose of voting on the Plan shall not have been held pursuant to the Plan or shall have been canceled prior to termination of the Plan, or for any reason whatsoever Issuer's Board of Directors shall have failed to recommend, or shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors, that Issuer's stockholders approve the Plan, or if Issuer or Issuer's Board of Directors fails to oppose any proposal of the type described at
         Section 2(b)(iii)(a) above by any Person (other than Grantee or any Grantee Subsidiary).

                  (c) The term "Purchase Event" shall mean any of the following events or transactions occurring on or after the date hereof and prior to an Exercise Termination Event:

                  (i) The acquisition by any Person (other than Grantee or any Grantee Subsidiary) of Beneficial Ownership (other than on behalf of the Issuer) of 20% or more of the then outstanding Issuer Common Stock;

                  (ii) The occurrence of a Preliminary Purchase Event described in Section 2(b)(i); or

                  (iii)The  termination  of the  Plan  by  Grantee  pursuant  to
         Section 7.01(c) thereof as a result of a willful or intentional breach by Issuer or by Grantee or Issuer pursuant to Section 7.01(g) or (h) of the Plan.

                  (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event known to Issuer; provided, however, that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

                  (e) In the event that Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the "Option Notice," the date of which being hereinafter referred to as the "Notice Date") specifying (i) the total number of shares of Issuer Common Stock it will purchase pursuant to such exercise and (ii) the time (which shall be on a business day that is not less than three nor more than 10 business days from the Notice Date) on which the closing of such purchase shall take place (the "Closing Date"); such closing to take place at the principal office of the Issuer; provided, however, that if prior notification to or approval of the Board of Governors of the Federal Reserve System ("FRB"), Office of the Comptroller of the Currency ("OCC"), the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice ("DOJ") or any other Governmental Authority is required in connection with such purchase (each, a "Notification" or an "Approval," as the case may be), at Grantee's sole expense,
(a) Grantee shall promptly file the required notice or application for approval ("Notice/Application"), (b) Grantee shall expeditiously process the Notice/Application and (c) for the purpose of determining the Closing Date pursuant to clause (ii) of this sentence, the period of time that otherwise would run from the Notice Date shall instead run from the later of (x) in connection with any Notification, the date on which any required notification periods have expired or been terminated and (y) in connection with any Approval, the date on which such approval has been obtained and any requisite waiting period or periods shall have expired. For purposes of Section 2(a) hereof, any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. Prior to the Closing Date, Grantee shall have the right to revoke its exercise of the Option by written notice to the Issuer given not less than three business days prior to the Closing Date.

                  (f) At the closing referred to in Section 2(e) hereof, Grantee shall pay to Issuer the aggregate purchase price for the number of shares of Issuer Common Stock specified in the Option Notice in immediately available funds by wire transfer to a bank account designated by Issuer; provided, however, that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option.

                  (g) At such closing, simultaneously with the delivery of immediately available funds as provided in Section 2(f) hereof, Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Issuer Common Stock specified in the Option Notice and, if the Option should be exercised in part only, a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares of Issuer Common Stock purchasable hereunder.

                  (h) Certificates for Issuer Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend substantially as follows:

                           The  transfer  of  the  shares  represented  by  this
                  certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended, and applicable state securities laws and to certain provisions of an agreement between BSB Bancorp, Inc. and NBT Bancorp Inc. dated as of April 19, 2000. A copy of such agreement is on file at the principal office of NBT, and will be provided to the holder hereof without charge upon receipt by NBT of a written request therefor.

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC") or Governmental Authority responsible for administering any applicable state securities laws or an opinion of counsel, in form and substance satisfactory to Issuer's counsel, to the effect that such legend is not required for purposes of the Securities Act or applicable state securities laws; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition such certificates shall bear any other legend as may be required by law.

                  (i) Upon the giving by Grantee to Issuer of an Option Notice and the tender of the applicable purchase price in immediately available funds on the Closing Date, unless prohibited by applicable law, Grantee shall be deemed to be the holder of record of the number of shares of Issuer Common Stock specified in the Option Notice, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then actually be delivered to Grantee. Issuer shall pay all expenses and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of Grantee.

         SECTION 3. Issuer agrees: (i) that it shall at all times until the termination of this Agreement have reserved for issuance upon the exercise of the Option that number of authorized and reserved shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time issuable hereunder, all of which shares will, upon issuance pursuant hereto, be duly authorized, validly issued, fully paid, non-assessable, and delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights; (ii) that it will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all reasonable action as may from time to time be requested by Grantee, at Grantee's expense (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event prior approval of or notice to the FRB, OCC, FTC, DOJ or any other Governmental Authority, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Bank Holding Company Act, the Change in Bank Control Act or any other applicable federal or state law, is necessary before the Option may be exercised), cooperating with Grantee in preparing such applications or notices and providing such information to each such Governmental Authority as it may require in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto; and (iv) to take all action provided herein to protect the rights of Grantee against dilution.

         SECTION 4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date.

         SECTION 5. The number of shares of Issuer Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as follows:

                  (a) In the event of any change in the type or number of shares of Issuer Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or other issuances of additional shares (other than pursuant to the exercise of the Option), the type and number of shares of Issuer Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Issuer Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Issuer Common Stock that remain subject to the Option shall be increased or decreased (as applicable) so that, after such issuance and together with the shares of Issuer Common Stock previously issued pursuant to the prior partial exercise of the Option (as adjusted on account of any of the foregoing changes in the Issuer Common Stock), such number of shares shall equal the sum of 19.9% of the total of the number of shares of Issuer Common Stock issued and outstanding on the date the Option first becomes exercisable.

                  (b) Whenever the number of shares of Issuer Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Issuer Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Issuer Common Stock purchasable after the adjustment.

         SECTION 6. (a) Upon the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee (whether on its own behalf or on behalf of any subsequent holder of the Option (or part thereof) or of any of the shares of Issuer Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement with the SEC, under the Securities Act covering any shares issued and issuable pursuant to the Option and shall use its reasonable best efforts to cause such registration statement to become effective, and to remain current and effective for a period not in excess of 90 days from the day such registration statement first becomes effective, in order to permit the sale or other disposition of any shares of Issuer Common Stock issued upon total or partial exercise of the Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Grantee shall have the right to demand two such registrations, which demand right shall be transferable but in no event shall Issuer be required to effect more than two registrations in the aggregate pursuant to this Option or any subdivision hereof. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. In connection with any such registration statement, Issuer and Grantee shall provide each other with representations, warranties, indemnities and other agreements customarily given in connection with such registration. If requested by Grantee in connection with such registration, Issuer and Grantee shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating themselves in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements and reasonably acceptable to Issuer. Notwithstanding the foregoing, if Grantee revokes any exercise notice or fails to exercise any Option with respect to any exercise notice pursuant to Section 2(e) hereof, Issuer shall not be obligated to continue any registration process with respect to the sale of Option Shares issuable upon the exercise of such Option and Grantee shall not be deemed to have demanded registration of Option Shares. If Issuer withdraws a registration statement which has been declared effective at the request of Grantee, or any subsequent holder, then such filing shall be deemed an effective registration for all purposes hereunder. The Issuer will not be required to file any such registration statement during any period of time (not to exceed 30 days in the case of clauses (A) or (C) below or 45 days in the case of clause (B) below) when (A) the Issuer is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and such information would have to be disclosed if a registration statement were filed at that time; (B) the Issuer is required under the Securities Act and the rules and regulations thereunder to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Issuer reasonably determines that such registration would interfere with any financing, acquisition or material transaction involving the Issuer. The registration rights set forth in this
Section 6 are subject to the condition that the Grantee or subsequent holder shall provide the Issuer with such information with respect to the holder's securities, the plan for distribution thereof, and such other information with respect to the holder that is required under applicable securities laws to enable the Issuer to include in a registration statement all material facts required to be disclosed with respect to a registration thereunder, including the identity of the holder and the holder's plan of distribution. The Grantee shall not be able to exercise its registration rights hereunder if Grantee can rely on Rule 144 promulgated under the Securities Act to sell such number of shares of Issuer Common Stock that the Grantee otherwise would seek to register.

                  (b) Concurrently with the preparation and filing of a registration statement under Section 6(a) hereof, Issuer shall also make all filings required to comply with state securities laws in such number of states as Grantee may reasonably request; provided, that Issuer shall not be required to qualify to do business in, or consent to service of process in, any jurisdiction by reason of this provision.

         SECTION 7. Notwithstanding Sections 2 and 6 hereof, if Grantee has given the notice referred to in one or more of such Sections, the exercise of the rights specified in any such Section shall be extended (a) if the exercise of such rights requires obtaining regulatory approvals (including any required waiting periods) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and (b) to the extent necessary to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise; provided, that in no event shall any closing date occur more than 12 months after the related notice date, and, if the closing date shall not have occurred within such period due to the failure to obtain any required approval by the FRB, OCC, FTC, DOJ or any other Governmental Authority despite the reasonable best efforts of Grantee and Issuer to obtain such approvals, the exercise of the rights shall be deemed to have been rescinded as of the related notice date. In the event (a) Grantee receives official notice that an approval of the FRB, OCC, FTC, DOJ or any other Governmental Authority required for the purchase and sale of the Option Shares will not be issued or granted or (b) a closing date has not occurred within 12 months after the related notice date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise the Option in connection with the concurrent resale of the Option Shares pursuant to a registration statement as provided in Section 6 hereof.

         SECTION 8. Issuer hereby represents and warrants to Grantee as follows:

                  (a) Issuer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, Issuer, enforceable against Issuer in accordance with its terms, subject to any required Governmental Approval, and except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

                  (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, non-assessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

         SECTION 9. (a) Neither of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement or the Option created hereunder to any other Person without the express written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Preliminary Purchase Event. The term "Grantee" as used in this Agreement shall also be deemed to refer to Grantee's permitted assigns.

                  (b) Any assignment of rights of Grantee to any permitted assignee of Grantee hereunder shall bear the restrictive legend at the beginning thereof substantially as follows:

                  The transfer of the option represented by this assignment and the related option agreement is subject to resale restrictions arising under the Securities Act of 1933, as amended, and applicable state securities laws and to certain provisions of an agreement between BSB Bancorp, Inc. and NBT Bancorp Inc., dated as of April 19, 2000. A copy of such agreement is on file at the principal office of NBT, and will be provided to any permitted assignee of the Option without charge upon receipt of a written request therefor.

         SECTION 10. Each of Grantee and Issuer will use its reasonable efforts to make all filings with, and to obtain consents of, all third parties including, if applicable, the FRB, OCC, FTC, DOJ and other Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement.

         SECTION 11. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

         SECTION 12. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that Grantee is not permitted to acquire the full number of shares of Issuer Common Stock provided in Section 1 hereof (as adjusted pursuant hereto), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

         SECTION 13. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in the manner and at the respective addresses of the parties set forth in the Plan.

         SECTION 14. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof).

         SECTION 15. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement and shall be effective at the time of execution and delivery.

         SECTION 16. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder.

         SECTION 17. Except as otherwise expressly provided herein or in the Plan, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         SECTION 18. Capitalized terms used in this Agreement and not defined herein but defined in the Plan shall have the meanings assigned therein.

         SECTION 19. Nothing contained in this Agreement shall be deemed to authorize or require Issuer or Grantee to breach any provision of the Plan or any provision of law applicable to the Grantee or Issuer.

         SECTION 20. In the event that any selection or determination is to be made by Grantee or a subsequent holder hereunder and at the time of such selection or determination there is more than one Grantee or holders, such selection shall be made by a majority in interest of such Grantees or holders.

         SECTION 21. In the event of any exercise of the option by Grantee, Issuer and such Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

         SECTION 22. Except to the extent Grantee exercises the Option, Grantee shall have no rights to vote or receive dividends or have any other rights as a shareholder with respect to shares of Issuer Common Stock covered hereby.

                                             [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of the parties has caused this Option Agreement to be executed and delivered on its behalf by their respective officers thereunto duly authorized, all as of the date first above written.

                                     BSB BANCORP, INC.


                                     By:  /s/ Thomas L. Thorn
                                          --------------------------------------
                                     Name:  Thomas L. Thorn
                                     Title: Acting President and Chief Executive
                                            Officer



                                     NBT BANCORP INC.


                                     By:  /s/ Daryl R. Forsythe
                                          --------------------------------------
                                     Name:  Daryl R. Forsythe
                                     Title: President and Chief Executive
                                            Officer

                                                                       Exhibit C


                     NBT BANCORP INC. STOCK OPTION AGREEMENT


                       THE TRANSFER OF THE OPTION GRANTED
              BY THIS AGREEMENT IS SUBJECT TO RESALE RESTRICTIONS.


                  This STOCK OPTION AGREEMENT, dated as of April 19, 2000 (this "Agreement"), is entered into between NBT Bancorp Inc., a Delaware corporation ("Issuer"), and BSB Bancorp, Inc., a Delaware corporation ("Grantee").

                                   WITNESSETH:

                  WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger, dated as of even date with this Agreement (the "Plan"), which was executed by the parties thereto prior to the execution of this Agreement; and

                  WHEREAS, as a condition and inducement to Grantee's entering into the Plan and in consideration therefor, Issuer has agreed to grant Grantee the Option (as defined below).

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Plan, the parties hereto agree as follows:

         SECTION 1. Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase, subject to the terms hereof, up to a number of fully paid and nonassessable shares of common stock, par value $0.01 per share of Issuer ("Issuer Common Stock") equal to 19.9% of the total of the number of outstanding shares of Issuer Common Stock as of the first date that the Option becomes exercisable, at a price per share equal to $12.13 (the "Option Price") [Note:
The option price will be the closing market price of Issuer common stock as of the close of business on the day before execution].

         SECTION 2. (a) Grantee may exercise the Option, in whole or part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided, however, that the Option shall terminate and be of no further force and effect upon the earliest to occur of the following events (which are collectively referred to as an "Exercise Termination Event"):

                  (i) The time immediately prior to the Effective Time;

                  (ii) 12 months after the first occurrence of a Purchase Event;

                  (iii) 12 months after the termination of the Plan following the occurrence of a Preliminary Purchase Event (as defined below);

                  (iv) upon the termination of the Plan, if no Purchase Event or Preliminary Purchase Event has occurred prior to such termination, by Issuer pursuant to Section 7.01(c) of the Plan, both parties pursuant to Section 7.01(a) of the Plan, or by either party pursuant to Section 7.01(b) of the Plan;

                  (v) upon termination of the Plan, by either party pursuant to Sections 7.01(e) or (f) of the Plan based on (A) the required vote of Grantee's stockholders not being obtained for any reason at the BSB Stockholders' Meeting (as defined in the Plan) or (B) the required vote of Issuer's stockholders not being received at the NBT Stockholders' Meeting (as defined in the Plan), if no Purchase Event or Preliminary Purchase Event has occurred prior to the meeting of Issuer's stockholders (or any adjournment or postponement thereof) held to vote on the Plan; or

                  (vi) 12 months after the termination of the Plan, by Grantee pursuant to Section 7.01(d) thereof as a result of a breach by Issuer, or by Grantee or Issuer pursuant to Section 7.01(g) or (h) of the Plan.

                  (b) The term "Preliminary Purchase Event" shall mean any of the following events or transactions occurring on or after the date hereof and prior to an Exercise Termination Event:

                  (i) Issuer without having received Grantee's prior written consent, shall have entered into any letter of intent or definitive agreement to engage in an Acquisition Transaction (as defined below) with any person (as defined below) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction with any Person (as the term "person" is defined in Sections 3(a)9 and 13(d)(3) of the Exchange Act and the rules and regulations thereunder) other than Grantee or any Grantee Subsidiary. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger, consolidation or other business combination involving Issuer, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer, (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of Beneficial Ownership (as the term "beneficial ownership" is defined in Regulation 13d-3(a) of the Exchange Act) of securities representing 20% or more of the voting power of Issuer; provided, however, that "Acquisition Transaction" shall not include a transaction entered into after the termination of the Plan in which the Issuer is the surviving entity, if in connection with such transaction, no person acquires Beneficial Ownership of 20% or more of the total voting power of the Issuer to be outstanding after giving effect to such transaction and in which the aggregate voting power of Issuer acquired by all persons is less than 33% of the total voting power of Issuer;

                  (ii) Any Person (other than Grantee, any Grantee Subsidiary or any current affiliate of Issuer) shall have acquired Beneficial Ownership of 20% or more of the outstanding shares of Issuer Common Stock;

                  (iii) (a) Any Person (other than Grantee or any Grantee Subsidiary) shall have made a bona fide proposal to Issuer or, by a public announcement or written communication that is or becomes the subject of public disclosure, to Issuer's stockholders prior to the NBT Stockholders' Meeting to engage in an Acquisition Transaction (including, without limitation, any situation in which any Person other than Grantee or any Grantee Subsidiary shall have commenced (as such term is defined in Rule 14d-2 promulgated under the Exchange Act of 1934, as amended (the "Exchange Act"), or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would have Beneficial Ownership of 20% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer", respectively) and (b) the stockholders of Issuer do not approve the Merger, as defined in the Plan, at the NBT Stockholders' Meeting;

                  (iv) There shall exist a willful or intentional breach under the Plan by Issuer and such breach would entitle Grantee to terminate the Plan; or

                  (v) The NBT Stockholders' Meeting to be held for the purpose of voting on the Plan shall not have been held pursuant to the Plan or shall have been canceled prior to termination of the Plan, or for any reason whatsoever Issuer's Board of Directors shall have failed to recommend, or shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors, that Issuer's stockholders approve the Plan, or if Issuer or Issuer's Board of Directors fails to oppose any proposal of the type described at
         Section 2(b)(iii)(a) above by any Person (other than Grantee or any Grantee Subsidiary).

                  (c) The term "Purchase Event" shall mean any of the following events or transactions occurring on or after the date hereof and prior to an Exercise Termination Event:

                  (i) The acquisition by any Person (other than Grantee or any Grantee Subsidiary) of Beneficial Ownership (other than on behalf of the Issuer) of 20% or more of the then outstanding Issuer Common Stock;

                  (ii) The occurrence of a Preliminary Purchase Event described in Section 2(b)(i); or

                  (iii)  The  termination  of the Plan by  Grantee  pursuant  to
         Section 7.01(d) thereof as a result of a willful or intentional breach by Issuer or by Grantee or Issuer pursuant to Section 7.01(g) or (h) of the Plan.

                  (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event known to Issuer; provided, however, that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

                  (e) In the event that Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the "Option Notice," the date of which being hereinafter referred to as the "Notice Date") specifying (i) the total number of shares of Issuer Common Stock it will purchase pursuant to such exercise and (ii) the time (which shall be on a business day that is not less than three nor more than 10 business days from the Notice Date) on which the closing of such purchase shall take place (the "Closing Date"); such closing to take place at the principal office of the Issuer; provided, however, that if prior notification to or approval of the Board of Governors of the Federal Reserve System ("FRB"), Office of the Comptroller of the Currency ("OCC"), the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice ("DOJ") or any other Governmental Authority is required in connection with such purchase (each, a "Notification" or an "Approval," as the case may be), at Grantee's sole expense,
(a) Grantee shall promptly file the required notice or application for approval ("Notice/Application"), (b) Grantee shall expeditiously process the Notice/Application and (c) for the purpose of determining the Closing Date pursuant to clause (ii) of this sentence, the period of time that otherwise would run from the Notice Date shall instead run from the later of (x) in connection with any Notification, the date on which any required notification periods have expired or been terminated and (y) in connection with any Approval, the date on which such approval has been obtained and any requisite waiting period or periods shall have expired. For purposes of Section 2(a) hereof, any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. Prior to the Closing Date, Grantee shall have the right to revoke its exercise of the Option by written notice to the Issuer given not less than three business days prior to the Closing Date.

                  (f) At the closing referred to in Section 2(e) hereof, Grantee shall pay to Issuer the aggregate purchase price for the number of shares of Issuer Common Stock specified in the Option Notice in immediately available funds by wire transfer to a bank account designated by Issuer; provided, however, that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option.

                  (g) At such closing, simultaneously with the delivery of immediately available funds as provided in Section 2(f) hereof, Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Issuer Common Stock specified in the Option Notice and, if the Option should be exercised in part only, a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares of Issuer Common Stock purchasable hereunder.

                  (h) Certificates for Issuer Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend substantially as follows:

                           The  transfer  of  the  shares  represented  by  this
                  certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended, and applicable state securities laws and to certain provisions of an agreement between NBT Bancorp Inc. and BSB Bancorp, Inc. dated as of April 19, 2000. A copy of such agreement is on file at the principal office of BSB, and will be provided to the holder hereof without charge upon receipt by BSB of a written request therefor.

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC") or Governmental Authority responsible for administering any applicable state securities laws or an opinion of counsel, in form and substance satisfactory to Issuer's counsel, to the effect that such legend is not required for purposes of the Securities Act or applicable state securities laws; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition such certificates shall bear any other legend as may be required by law.

                  (i) Upon the giving by Grantee to Issuer of an Option Notice and the tender of the applicable purchase price in immediately available funds on the Closing Date, unless prohibited by applicable law, Grantee shall be deemed to be the holder of record of the number of shares of Issuer Common Stock specified in the Option Notice, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then actually be delivered to Grantee. Issuer shall pay all expenses and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of Grantee.

         SECTION 3. Issuer agrees: (i) that it shall at all times until the termination of this Agreement have reserved for issuance upon the exercise of the Option that number of authorized and reserved shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time issuable hereunder, all of which shares will, upon issuance pursuant hereto, be duly authorized, validly issued, fully paid, non-assessable, and delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights; (ii) that it will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all reasonable action as may from time to time be requested by Grantee, at Grantee's expense (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event prior approval of or notice to the FRB, OCC, FTC, DOJ or any other Governmental Authority, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Bank Holding Company Act, the Change in Bank Control Act or any other applicable federal or state law, is necessary before the Option may be exercised), cooperating with Grantee in preparing such applications or notices and providing such information to each such Governmental Authority as it may require in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto; and (iv) to take all action provided herein to protect the rights of Grantee against dilution.

         SECTION 4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date.

         SECTION 5. The number of shares of Issuer Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as follows:

                  (a) In the event of any change in the type or number of shares of Issuer Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or other issuances of additional shares (other than pursuant to the exercise of the Option), the type and number of shares of Issuer Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Issuer Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Issuer Common Stock that remain subject to the Option shall be increased or decreased (as applicable) so that, after such issuance and together with the shares of Issuer Common Stock previously issued pursuant to the prior partial exercise of the Option (as adjusted on account of any of the foregoing changes in the Issuer Common Stock), such number of shares shall equal the sum of 19.9% of the total of the number of shares of Issuer Common Stock issued and outstanding on the date the Option first becomes exercisable.

                  (b) Whenever the number of shares of Issuer Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Issuer Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Issuer Common Stock purchasable after the adjustment.

         SECTION 6. (a) Upon the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee (whether on its own behalf or on behalf of any subsequent holder of the Option (or part thereof) or of any of the shares of Issuer Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement with the SEC, under the Securities Act covering any shares issued and issuable pursuant to the Option and shall use its reasonable best efforts to cause such registration statement to become effective, and to remain current and effective for a period not in excess of 90 days from the day such registration statement first becomes effective, in order to permit the sale or other disposition of any shares of Issuer Common Stock issued upon total or partial exercise of the Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Grantee shall have the right to demand two such registrations, which demand right shall be transferable but in no event shall Issuer be required to effect more than two registrations in the aggregate pursuant to this Option or any subdivision hereof. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. In connection with any such registration statement, Issuer and Grantee shall provide each other with representations, warranties, indemnities and other agreements customarily given in connection with such registration. If requested by Grantee in connection with such registration, Issuer and Grantee shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating themselves in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements and reasonably acceptable to Issuer. Notwithstanding the foregoing, if Grantee revokes any exercise notice or fails to exercise any Option with respect to any exercise notice pursuant to Section 2(e) hereof, Issuer shall not be obligated to continue any registration process with respect to the sale of Option Shares issuable upon the exercise of such Option and Grantee shall not be deemed to have demanded registration of Option Shares. If Issuer withdraws a registration statement which has been declared effective at the request of Grantee, or any subsequent holder, then such filing shall be deemed an effective registration for all purposes hereunder. The Issuer will not be required to file any such registration statement during any period of time (not to exceed 30 days in the case of clauses (A) or (C) below or 45 days in the case of clause (B) below) when (A) the Issuer is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and such information would have to be disclosed if a registration statement were filed at that time; (B) the Issuer is required under the Securities Act and the rules and regulations thereunder to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Issuer reasonably determines that such registration would interfere with any financing, acquisition or material transaction involving the Issuer. The registration rights set forth in this
Section 6 are subject to the condition that the Grantee or subsequent holder shall provide the Issuer with such information with respect to the holder's securities, the plan for distribution thereof, and such other information with respect to the holder that is required under applicable securities laws to enable the Issuer to include in a registration statement all material facts required to be disclosed with respect to a registration thereunder, including the identity of the holder and the holder's plan of distribution. The Grantee shall not be able to exercise its registration rights hereunder if Grantee can rely on Rule 144 promulgated under the Securities Act to sell such number of shares of Issuer Common Stock that the Grantee otherwise would seek to register.

                  (b) Concurrently with the preparation and filing of a registration statement under Section 6(a) hereof, Issuer shall also make all filings required to comply with state securities laws in such number of states as Grantee may reasonably request; provided, that Issuer shall not be required to qualify to do business in, or consent to service of process in, any jurisdiction by reason of this provision.

         SECTION 7. Notwithstanding Sections 2 and 6 hereof, if Grantee has given the notice referred to in one or more of such Sections, the exercise of the rights specified in any such Section shall be extended (a) if the exercise of such rights requires obtaining regulatory approvals (including any required waiting periods) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and (b) to the extent necessary to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise; provided, that in no event shall any closing date occur more than 12 months after the related notice date, and, if the closing date shall not have occurred within such period due to the failure to obtain any required approval by the FRB, OCC, FTC, DOJ or any other Governmental Authority despite the reasonable best efforts of Grantee and Issuer to obtain such approvals, the exercise of the rights shall be deemed to have been rescinded as of the related notice date. In the event (a) Grantee receives official notice that an approval of the FRB, OCC, FTC, DOJ or any other Governmental Authority required for the purchase and sale of the Option Shares will not be issued or granted or (b) a closing date has not occurred within 12 months after the related notice date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise the Option in connection with the concurrent resale of the Option Shares pursuant to a registration statement as provided in Section 6 hereof.

         SECTION 8. Issuer hereby represents and warrants to Grantee as follows:

                  (a) Issuer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, Issuer, enforceable against Issuer in accordance with its terms, subject to any required Governmental Approval, and except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

                  (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, non-assessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

         SECTION 9. (a) Neither of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement or the Option created hereunder to any other Person without the express written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Preliminary Purchase Event. The term "Grantee" as used in this Agreement shall also be deemed to refer to Grantee's permitted assigns.

                  (b) Any assignment of rights of Grantee to any permitted assignee of Grantee hereunder shall bear the restrictive legend at the beginning thereof substantially as follows:

                  The transfer of the option represented by this assignment and the related option agreement is subject to resale restrictions arising under the Securities Act of 1933, as amended, and applicable state securities laws and to certain provisions of an agreement between NBT Bancorp Inc. and BSB Bancorp, Inc., dated as of April 19, 2000. A copy of such agreement is on file at the principal office of BSB, and will be provided to any permitted assignee of the Option without charge upon receipt of a written request therefor.

         SECTION 10. Each of Grantee and Issuer will use its reasonable efforts to make all filings with, and to obtain consents of, all third parties including, if applicable, the FRB, OCC, FTC, DOJ and other Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement.

         SECTION 11. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

         SECTION 12. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that Grantee is not permitted to acquire the full number of shares of Issuer Common Stock provided in Section 1 hereof (as adjusted pursuant hereto), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

         SECTION 13. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in the manner and at the respective addresses of the parties set forth in the Plan.

         SECTION 14. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof).

         SECTION 15. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement and shall be effective at the time of execution and delivery.

         SECTION 16. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder.

         SECTION 17. Except as otherwise expressly provided herein or in the Plan, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         SECTION 18. Capitalized terms used in this Agreement and not defined herein but defined in the Plan shall have the meanings assigned therein.

         SECTION 19. Nothing contained in this Agreement shall be deemed to authorize or require Issuer or Grantee to breach any provision of the Plan or any provision of law applicable to the Grantee or Issuer.

         SECTION 20. In the event that any selection or determination is to be made by Grantee or a subsequent holder hereunder and at the time of such selection or determination there is more than one Grantee or holders, such selection shall be made by a majority in interest of such Grantees or holders.

         SECTION 21. In the event of any exercise of the option by Grantee, Issuer and such Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

         SECTION 22. Except to the extent Grantee exercises the Option, Grantee shall have no rights to vote or receive dividends or have any other rights as a shareholder with respect to shares of Issuer Common Stock covered hereby.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of the parties has caused this Option Agreement to be executed and delivered on its behalf by their respective officers thereunto duly authorized, all as of the date first above written.

                                     NBT BANCORP INC.


                                     By:    /s/ Daryl R. Forsythe
                                            ------------------------------------
                                     Name:  Daryl R. Forsythe
                                     Title: President and Chief Executive
                                            Officer



                                     BSB BANCORP, INC.


                                     By:    /s/ Thomas L. Thorn
                                            ------------------------------------
                                     Name:  Thomas L. Thorn
                                     Title: Acting President and Chief Executive
                                            Officer

                                                                       Exhibit D


                              CERTIFICATE OF MERGER

                                BSB BANCORP, INC.
                                      INTO
                                NBT BANCORP INC.


                  Pursuant to Title 8, Section 251 of the General Corporation Law of the State of Delaware, NBT Bancorp Inc., a corporation organized and existing under the law of the State of Delaware ("NBT"), hereby certifies to the following facts relating to the merger of BSB Bancorp, Inc., a corporation organized and existing under the law of the State of Delaware ("BSB"), with and into NBT:

                  FIRST: The name and state of incorporation of each constituent entity that is a party to the merger is as follows:

                 Name                               State of Incorporation
                 ----                               ----------------------

           NBT Bancorp Inc.                                Delaware

           BSB Bancorp, Inc.                               Delaware


                  SECOND: An Agreement and Plan of Merger, dated as of April ___, 2000, by and between NBT and BSB (the "Agreement and Plan of Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

                  THIRD: (a) Pursuant to the Agreement and Plan of Merger, the surviving corporation of the merger is NBT, a Delaware corporation (the "Surviving Corporation"), and the name of the Surviving Corporation is "____________".

                           (b)   Article   FOURTH   of   the    Certificate   of
Incorporation of the Surviving Corporation is amended to read as follows:

                           "FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is One Hundred Five Million (105,000,000) shares, consisting of One Hundred Million (100,000,000) shares of Common Stock having a par value of $.01 per share and Five

                           Million (5,000,000) shares of Preferred Stock having a par value of $.01 per share."

                  FOURTH: At the "Effective Time" of the merger as defined below, the certificate of incorporation of NBT shall become the certificate of incorporation of the Surviving Corporation with the amendments described above, until amended in accordance with the provisions of the General Corporation Law of the State of Delaware. At the Effective Time, the bylaws of NBT shall become the bylaws of the Surviving Corporation, until amended in accordance with the certificate of incorporation of NBT and the General Corporation Law of the State of Delaware. At the Effective Time, the directors of the Surviving Corporation will be the following individuals: ________________________. At the Effective Time, the officers of the Surviving Corporation shall be as set forth in Exhibit E to the Agreement and Plan of Merger.

                  FIFTH: The executed Agreement and Plan of Merger is on file at the office of the Surviving Corporation at the following address:

                           _________________
                           56-68 Exchange Street
                           Binghamton, New York 13902

                  SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, NBT has caused this Certificate of Merger to be duly executed as of this __ day of , 2000, to be effective at _____ p.m. on _________ ___, 2000.



ATTEST                                NBT BANCORP INC.
By:                                   By:
   ------------------------------         ----------------------------
Name:                                 Name:
Title:                                Title:

                                                                       EXHIBIT E

                            SENIOR EXECUTIVE OFFICERS
                            -------------------------



Daryl R. Forsythe                Chairman, President and Chief Executive Officer
William C. Craine                Vice Chairman
Joe C. Minor                     Treasurer
Larry G. Denniston               Secretary

                                                                       Exhibit F


                                BSB BANCORP, INC.

                              STOCKHOLDER AGREEMENT


                  This STOCKHOLDER AGREEMENT, dated as of April 19, 2000, is entered into by and among NBT Bancorp Inc., a Delaware corporation ("NBT"), and the stockholders of BSB Bancorp, Inc., a Delaware corporation ("BSB"), identified on Schedule I hereto (collectively, the "Stockholders"), who are directors, executive officers or other affiliates of BSB (for purposes of Rule 145 under the Securities Act of 1933, as amended, and for purposes of qualifying the Merger (defined below) for "pooling-of-interests" accounting treatment).

                  WHEREAS, NBT and BSB have entered into an Agreement and Plan of Merger, dated as of April 19, 2000 (the "Agreement"), which is conditioned upon the execution of this Stockholder Agreement and which provides for, among other things, the merger of BSB with and into NBT, in a stock-for-stock transaction (the "Merger"); and

                  WHEREAS, in order to induce NBT to enter into and consummate the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement, the Merger and the other transactions contemplated by the Agreement in his or her capacity as a stockholder of BSB;

                  NOW, THEREFORE in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. OWNERSHIP OF BSB COMMON STOCK. Each Stockholder represents and warrants that the number of shares of BSB common stock, par value $.01 per share ("BSB Common Stock"), set forth opposite such Stockholder's name on Schedule I hereto is the total number of shares of BSB Common Stock over which such person has "beneficial ownership" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, except that the provisions of Rule 13d-3(d)(1)(i) shall be considered without any limit as to time.

         2. AGREEMENTS OF THE STOCKHOLDERS. Each Stockholder covenants and agrees that:

                  (a) Such Stockholder shall, at any meeting of the holders of any or all classes or series of BSB Common Stock called for the purpose (or in connection with any action taken by written consent), vote or cause to be voted all shares of BSB Common Stock with respect to which such Stockholder has voting power (including the power to vote or to direct the voting of) whether owned as of the date hereof or hereafter acquired (the "Shares") in favor of the Agreement, the Merger and the other transactions contemplated by the Agreement. Notwithstanding the foregoing, or any other provision of this Stockholder Agreement, NBT shall have no agreement, arrangement or understanding with any Stockholder as to directing the voting of any shares of BSB Common Stock to the extent it would result in NBT, individually or with any of its Affiliates (as defined in the next sentence) or Associates (as defined in the next sentence) becoming the Beneficial Owner (as defined in the next sentence) of five percent or more of the Voting Stock (as defined in the next sentence) of BSB. The terms "Affiliates," "Associates," "Beneficial Owner," and "Voting Stock" are as defined or referenced in Article 14 of the BSB Certificate of Incorporation. In determining which, if any, Stockholder that NBT shall have no agreement, arrangement or understanding with as to directing the voting of any shares of BSB Common Stock, reference shall be made to the Stockholders in order of the amount of BSB Common Stock set forth opposite such Stockholder's name on
Schedule I hereto, beginning with the Stockholder who reports the fewest number of shares, and continuing in ascending order therefrom.

                  (b) Stockholder hereby agrees to timely deliver to NBT a duly executed proxy in the form attached hereto as Exhibit A (the "Proxy"), such Proxy to cover all of the Shares. In the event that Stockholder is unable to provided any such Proxy in a timely manner, Stockholder hereby grants NBT a power of attorney to execute and deliver such Proxy for and on behalf of Stockholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy, or any other such impediment of Stockholder. Upon execution of this Stockholder Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies or powers of attorney given by Stockholder with respect to the Shares and agrees not grant any subsequent proxies or powers of attorney with respect to the Shares until the earlier of
(i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Agreement or (ii) the date of termination of this Stockholder Agreement pursuant to Section 4 hereto.

                  (c) Except as otherwise expressly permitted hereby, such Stockholder shall not sell, pledge, transfer or otherwise dispose of his or her shares of BSB Common Stock; provided, however, that this Section 2(c) shall not apply to a pledge existing as of January 1, 2000.

                  (d) Such Stockholder shall not in his or her capacity as a stockholder of BSB directly or indirectly encourage or solicit, initiate or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than NBT or an affiliate thereof) concerning any merger, sale of all or substantially all of the assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transaction involving BSB or otherwise inconsistent with the Agreement or the transactions contemplated thereby. Nothing herein shall impair such Stockholder's fiduciary obligations as a director of BSB.

                  (e) Stockholder shall use his or her best efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger contemplated by the Agreement.

                  (f) Such Stockholder shall not, prior to the public release by NBT of an earnings report to its stockholders covering at least one month of operations after consummation of the Merger (the "Restricted Period"), sell, pledge (other than the replacement of a pledge existing on January 1, 2000 of BSB Common Stock), transfer or otherwise dispose of the shares of NBT common stock, par value $.01 per share (the "NBT Common Stock").

                  (g) Such Stockholder shall comply with all applicable federal and state securities laws in connection with any sale of NBT Common Stock received in exchange for BSB Common Stock in the Merger, including the trading and volume limitations as to sales by affiliates contained in Rule 145 under the Securities Act of 1933, as amended.

         3. SUCCESSORS AND ASSIGNS. A Stockholder may sell, pledge, transfer or otherwise dispose of his or her shares of BSB Common Stock only with the prior written consent of NBT and if the acquirer of such BSB Common Stock agrees in writing to be bound by this Stockholder Agreement.

         4.  TERMINATION.  The parties  agree and intend  that this  Stockholder
Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this
Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by the written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms; provided, however, that if the holders of BSB Common Stock fail to approve the Agreement or BSB fails to hold a stockholders' meeting to vote on the Agreement, then (i)
Section 2(a) clause (ii) hereof shall continue in effect as to any plan or proposal received by BSB from any person, entity or group (other than NBT or any affiliate thereof) prior to the termination of the Agreement or within 240 days after such termination ("Plan or Proposal") and (ii) Section 2(c) hereof shall continue in effect to preclude a sale (other than pursuant to normal brokers transactions on the Nasdaq Stock Market), pledge (other than to a bona fide financial institution or recognized securities dealer), transfer or other disposition directly or indirectly to any such person, entity or group in connection with any such Plan or Proposal, except upon consummation of such Plan or Proposal.

         5. NOTICES. Notices may be provided to NBT and the Stockholders in the manner specified in the Agreement, with all notices to the Stockholders being provided to them at the addresses set forth at Schedule I.

         6. GOVERNING LAW. This Stockholder Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

         7. COUNTERPARTS. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

         8. HEADINGS. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement.

         9. REGULATORY APPROVAL. If any provision of this Stockholder Agreement requires the approval of any regulatory authority in order to be enforceable, then such provision shall not be effective until such approval is obtained; provided, however, that the foregoing shall not affect the enforceability of any other provision of this Stockholder Agreement.

                             SIGNATURE PAGE FOLLOWS

                  IN WITNESS WHEREOF, NBT, by a duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed and delivered as of the day and year first above written.

NBT BANCORP INC.


By:
  -------------------------
      Daryl R. Forsythe
      President and Chief Executive Officer






STOCKHOLDERS:

------------------------------------     ---------------------------------------


------------------------------------     ---------------------------------------


------------------------------------     ---------------------------------------


------------------------------------     ---------------------------------------


------------------------------------     ---------------------------------------


------------------------------------     ---------------------------------------


------------------------------------     ---------------------------------------


------------------------------------     ---------------------------------------

                                   SCHEDULE I

                                                  Number of Shares of BSB Common
Name and Address of Stockholder                     Stock Beneficially Owned
-------------------------------                     ------------------------

Ferris G. Akel                                             166,008
221 Riverside Drive
Binghamton, NY  13905

Robert W. Allen                                             36,917
2400 Ballybunion Road
Center Valley, PA  18034

Diane J. Bendz                                              12,000
246 Mason Road
Vestal, NY  13850

William C. Craine                                           90,156
Fifty-Three Chenango Avenue
Sherbourne, NY  13460-0717

John P. Driscoll                                            50,843
4 West Lake Street
Skaneateles, NY  13152

Ann G. Higbee                                               18,150
3391 East Lake Road
Skaneateles, NY  13152

Thomas F. Kelly                                             24,112
48 Coventry Road
Endicott, NY  13760

David A. Niermeyer                                          22,675
224 Meeker Road
Vestal, NY  13850

Mark T. O'Neil, Jr.                                         23,042
195 Gatewood Blvd
Apalachin, NY  13732

William H. Rincker                                         136,107
2153 E. Hamton Road
Binghamton, NY  13903

Thomas L. Thorn                                            226,837
400 Bradford Parkway
Syracuse, NY  13224

Rexford C. Decker                                           24,685
30 Port Street
Port Crane, NY  13833


Larry G. Denniston                                          53,772
8 Devon Blvd.
Binghamton, NY  13903

Douglas R. Johnson                                          42,290
32 Margaret Street
Johnson City, NY  13790

Matthew W. Schaefer                                         16,975
329 Doris Avenue
Vestal, NY  13850

Glenn R. Small                                             116,463
112 South Meadowbrook Lane
Vestal, NY  13850

Art C. Smith                                                71,869
48 Margaret Street
Johnson City, NY  13790

                                IRREVOCABLE PROXY

                                TO VOTE STOCK OF

                                BSB BANCORP, INC.


                  The undersigned stockholder of BSB Bancorp, Inc., a Delaware corporation ("BSB"), hereby irrevocably (to the full extent permitted by the Delaware General Corporation Law) appoints the members of the Board of Directors of NBT Bancorp Inc., a Delaware corporation ("NBT"), and each of them, or any other designee of NBT, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of BSB that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of BSB issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of BSB as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

                  This Irrevocable Proxy is irrevocable (to the extent provided in the Delaware General Corporation Law), is coupled with an interest, including, but not limited to that certain Agreement and Plan of Merger dated as of even date herewith by and between NBT and BSB ("Merger Agreement") and is granted in consideration of NBT entering into the Merger Agreement for the merger of BSB into NBT (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date of termination of the Merger Agreement.

                  The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of BSB and in every written consent in lieu of such meeting:

                  in favor of approval and adoption of the Merger Agreement and of the transactions contemplated thereby.

                  The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

                  All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                  This Irrevocable Proxy shall terminate on, and be of no further force or effect after, the Expiration Date.





                            (SIGNATURE PAGE FOLLOWS)

                  This  Irrevocable   Proxy  is  coupled  with  an  interest  as
aforesaid and is irrevocable.


Dated:  April ___, 2000


                                --------------------------------------
                                (Signature of Stockholder)





                                --------------------------------------
                                (Print Name of Stockholder)





                                Shares beneficially owned:






                                --------------------------------------














                       SIGNATURE PAGE TO IRREVOCABLE PROXY

                                                                       Exhibit G



                                NBT BANCORP INC.

                              STOCKHOLDER AGREEMENT


                  This STOCKHOLDER AGREEMENT, dated as of April 19, 2000, is entered into by and among BSB Bancorp Inc., a Delaware corporation ("BSB"), and the stockholders of NBT Bancorp Inc., a Delaware corporation ("NBT"), identified on Schedule I hereto (collectively, the "Stockholders"), who are directors, executive officers or other affiliates of NBT (for purposes of Rule 145 under the Securities Act of 1933, as amended, and for purposes of qualifying the Merger (defined below) for "pooling-of-interests" accounting treatment).

                  WHEREAS, NBT and BSB have entered into an Agreement and Plan of Merger, dated as of April 19, 2000 (the "Agreement"), which is conditioned upon the execution of this Stockholder Agreement and which provides for, among other things, the merger of BSB with and into NBT, in a stock-for-stock transaction (the "Merger"); and

                  WHEREAS, in order to induce BSB to enter into and consummate the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement, the Merger and the other transactions contemplated by the Agreement in his or her capacity as a stockholder of NBT;

                  NOW, THEREFORE in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. OWNERSHIP OF NBT COMMON STOCK. Each Stockholder represents and warrants that the number of shares of NBT common stock, par value $.01 per share ("NBT Common Stock"), set forth opposite such Stockholder's name on Schedule I hereto is the total number of shares of NBT Common Stock over which such person has "beneficial ownership" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, except that the provisions of Rule 13d-3(d)(1)(i) shall be considered without any limit as to time.

         2. AGREEMENTS OF THE STOCKHOLDERS. Each Stockholder covenants and agrees that:

                  (a) Such Stockholder shall, at any meeting of the holders of any or all classes or series of NBT Common Stock called for the purpose (or in connection with any action taken by written consent), vote or cause to be voted all shares of NBT Common Stock with respect to which such Stockholder has voting power (including the power to vote or to direct the voting of) whether owned as of the date hereof or hereafter acquired (the "Shares") in favor of the Agreement, the Merger and the other transactions contemplated by the Agreement. Notwithstanding the foregoing, or any other provision of this Stockholder Agreement, BSB shall have no agreement, arrangement or understanding with any Stockholder as to directing the voting of any shares of NBT Common Stock to the extent it would result in NBT, individually or with any of its Affiliates (as defined in the next sentence) or Associates (as defined in the next sentence) becoming the Beneficial Owner (as defined in the next sentence) of five percent or more of the Voting Stock (as defined in the next sentence) of NBT. The terms "Affiliates," "Associates," "Beneficial Owner," and "Voting Stock" are as defined or referenced in Article 11 of the NBT Certificate of Incorporation. In determining which, if any, Stockholder that BSB shall have no agreement, arrangement or understanding with as to directing the voting of any shares of NBT Common Stock, reference shall be made to the Stockholders in order of the amount of NBT Common Stock set forth opposite such Stockholder's name on
Schedule I hereto, beginning with the Stockholder who reports the fewest number of shares, and continuing in ascending order therefrom.

                  (b) Stockholder hereby agrees to timely deliver to BSB a duly executed proxy in the form attached hereto as Exhibit A (the "Proxy"), such Proxy to cover all of the Shares. In the event that Stockholder is unable to provided any such Proxy in a timely manner, Stockholder hereby grants BSB a power of attorney to execute and deliver such Proxy for and on behalf of Stockholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy, or any other such impediment of Stockholder. Upon execution of this Stockholder Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies or powers of attorney given by Stockholder with respect to the Shares and agrees not grant any subsequent proxies or powers of attorney with respect to the Shares until the earlier of
(i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Agreement or (ii) the date of termination of this Stockholder Agreement pursuant to Section 4 hereto.

                  (c) Except as otherwise expressly permitted hereby, such Stockholder shall not sell, pledge, transfer or otherwise dispose of his or her shares of NBT Common Stock; provided, however, that this Section 2(c) shall not apply to a pledge existing as of January 1, 2000.

                  (d) Such Stockholder shall not in his or her capacity as a stockholder of NBT directly or indirectly encourage or solicit, initiate or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than BSB or an affiliate thereof) concerning any merger, sale of all or substantially all of the assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transaction involving NBT or otherwise inconsistent with the Agreement or the transactions contemplated thereby. Nothing herein shall impair such Stockholder's fiduciary obligations as a director of NBT.

                  (e) Stockholder shall use his or her best efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger contemplated by the Agreement.

                  (f) Such Stockholder shall not, prior to the public release by NBT of an earnings report to its stockholders covering at least one month of operations after consummation of the Merger (the "Restricted Period"), sell, pledge (other than the replacement of a pledge existing on January 1, 2000 of NBT Common Stock), transfer or otherwise dispose of his or her shares of NBT common stock, par value $.01 per share (the "NBT Common Stock").

         3. SUCCESSORS AND ASSIGNS. A Stockholder may sell, pledge, transfer or otherwise dispose of his or her shares of NBT Common Stock only with the prior written consent of BSB and if the acquirer of such NBT Common Stock agrees in writing to be bound by this Stockholder Agreement.

         4.  TERMINATION.  The parties  agree and intend  that this  Stockholder
Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this
Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by the written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms; provided, however, that if the holders of NBT Common Stock fail to approve the Agreement or NBT fails to hold a stockholders' meeting to vote on the Agreement, then (i)
Section 2(a) clause (ii) hereof shall continue in effect as to any plan or proposal received by NBT from any person, entity or group (other than NBT Bancorp or any affiliate thereof) prior to the termination of the Agreement or within 240 days after such termination ("Plan or Proposal") and (ii) Section 2(c) hereof shall continue in effect to preclude a sale (other than pursuant to normal brokers transactions on the Nasdaq Stock Market), pledge (other than to a bona fide financial institution or recognized securities dealer), transfer or other disposition directly or indirectly to any such person, entity or group in connection with any such Plan or Proposal, except upon consummation of such Plan or Proposal.

         5. NOTICES. Notices may be provided to BSB and the Stockholders in the manner specified in the Agreement, with all notices to the Stockholders being provided to them at the addresses set forth at Schedule I.

         6. GOVERNING LAW. This Stockholder Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

         7. COUNTERPARTS. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

         8. HEADINGS. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement.

         9. REGULATORY APPROVAL. If any provision of this Stockholder Agreement requires the approval of any regulatory authority in order to be enforceable, then such provision shall not be effective until such approval is obtained; provided, however, that the foregoing shall not affect the enforceability of any other provision of this Stockholder Agreement.

                             SIGNATURE PAGE FOLLOWS

                  IN WITNESS WHEREOF, BSB, by a duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed and delivered as of the day and year first above written.

BSB BANCORP, INC.


By:
   ----------------------------------






STOCKHOLDERS:

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




                                   SCHEDULE I

                                                  Number of Shares of NBT Common
Name and Address of Stockholder                     Stock Beneficially Owned
-------------------------------                     ------------------------

                                IRREVOCABLE PROXY

                                TO VOTE STOCK OF

                                NBT BANCORP INC.


                  The undersigned stockholder of NBT Bancorp Inc., a Delaware corporation ("NBT"), hereby irrevocably (to the full extent permitted by the Delaware General Corporation Law) appoints the members of the Board of Directors of BSB Bancorp, Inc., a Delaware corporation ("BSB"), and each of them, or any other designee of BSB, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of NBT that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of NBT issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of NBT as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

                  This Irrevocable Proxy is irrevocable (to the extent provided in the Delaware General Corporation Law), is coupled with an interest, including, but not limited to that certain Agreement and Plan of Merger dated as of even date herewith by and between NBT and BSB ("Merger Agreement") and is granted in consideration of BSB entering into the Merger Agreement for the merger of BSB into NBT (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date of termination of the Merger Agreement.

                  The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of NBT and in every written consent in lieu of such meeting:

                  in favor of approval and adoption of the Merger Agreement and of the transactions contemplated thereby.

                  The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

                  All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                  This Irrevocable Proxy shall terminate on, and be of no further force or effect after, the Expiration Date.





                                             (SIGNATURE PAGE FOLLOWS)

                  This  Irrevocable   Proxy  is  coupled  with  an  interest  as
aforesaid and is irrevocable.


Dated:  April ___, 2000






                                 ------------------------------------
                                 (Signature of Stockholder)





                                 ------------------------------------
                                 (Print Name of Stockholder)




                                 Shares beneficially owned:







                                 ------------------------------------







                       SIGNATURE PAGE TO IRREVOCABLE PROXY